          As filed with the Securities and Exchange Commission on May 22, 2003
                                                      Registration No. 333-97255
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                   FORM SB-2/A
                                 Amendment No. 3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             Resolve Staffing, Inc.
             (Exact name of registrant as specified in its charter)

                Nevada                     7363                    33-0860639
(State or other jurisdiction     (Primary Standard Industrial   (I.R.S. Employer
of incorporation or organization)  Classification Code Number)   Identification
                                                                      Number)

                       105 North Falkenburg Road, Suite B
                                 Tampa, FL 33619
                              Phone: (813) 662-0074
   (Address, including zip code, and telephone number, including area code, of registrant`s principal executive offices)

                              Wanda D. Dearth, CEO
                           c/o Resolve Staffing, Inc.
                       105 North Falkenburg Road, Suite B
                                 Tampa, FL 33619
                              Phone: (813) 662-0074
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With Copies to:
                              Gregory Sichenzia, Esq.
                              Sichenzia Ross Friedman Ference LLP
                                1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                              Phone: (212) 930-9700
                            Facsimile (212) 930-9725


          (Former name or former address if changed since last report)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE

                                       Proposed          Proposed
                                       maximum           maximum
Title of securities   Amount   to      offering price    aggregate                Amount of
to be registered      be registered    per share (2)     offering price          registration fee (3)
--------------------------------------------------------------------------------------------------------

Common Stock            1,627,631        $0.25             $ 406,908                 $ 32.92

Common  stock           1,704,631        $0.25             $ 426,158                 $ 34.48
underlying
warrants and
debentures (1)

TOTAL                   3,332,262        $0.25             $ 833,066         $ 67.38(4)

------------

(1) Such figure includes 1,592,500 shares of our common stock that are not yet outstanding but may be issued upon the exercise of outstanding warrants to purchase 1,592,500 shares of our common stock at an exercise price of $.15 per share. Such figure also includes 111,500 shares of our common stock that may be acquired upon the conversion of outstanding convertible debentures.

(2) The fee with respect to these shares has been calculated pursuant to Rules 457 under the Securities Act of 1933. There is no present public market for the shares and an arbitrary offering price of $.25 was chosen for purposes of calculating the registration fee.

(3)   Calculated using $80.90 per million dollars.

(4)   $124.31 previously paid via file no. 333-97255

-----------------

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED MAY 22, 2003

                               P R O S P E C T U S
                                -----------------

We may sell up to 3,331,631 shares of our common stock of Resolve Staffing, Inc.

This prospectus relates to the offer and sale from time to time by the selling securityholders of up to 3,331,631 shares of our common stock, of which:

     - 1,627,631 shares of common stock are currently owned by the selling securityholders;

     - 1,592,500 shares of our common stock are not yet outstanding but may be issued upon the exercise of outstanding warrants to purchase 1,592,500 shares of our common stock at an exercise price of $.15 per share;

     - 111,500 shares of our common stock that may be acquired upon the conversion of outstanding convertible debentures which debentures are convertible into shares of our common stock at the rate of $.10 per share.

            Each selling security holder will be deemed an underwriter of the shares of stock which they are offering.

         Of the 3,331,631 shares of common stock registered herein, we are registering for our non-affiliated selling securityholders (i) 991,179 shares of common stock currently held; (ii) 591,400 shares of our common stock issuable upon the exercise of outstanding warrants; and (iii) 111,500 shares of our common stock issuable upon the conversion of outstanding debentures. Cristino Perez, William A. Brown Family Trust, Global Partners, LLC, Work Holdings LLC,
R. Gale Porter, Nilda Hoormik, Rene Morissette and Venancio Pardo, who are our affiliated selling securityholders, may offer up to (a) 1,329,505 shares of common stock currently held and (b) 1,383,000 shares of our common stock issuable upon the exercise of outstanding warrants.

     The shares are being sold by the non-affiliated selling securityholders in separate transactions at $.25 per share until shares of our common stock are quoted, if at all, on the OTC Bulletin Board or the proposed Bulletin Board Exchange ("BBX") and thereafter at prevailing market or privately negotiated prices. The affiliated selling shareholders, Cristino Perez, William A. Brown Family Trust, Global Partners, LLC, Work Holdings LLC, R. Gale Porter, Nilda Hoormik, Rene Morissette and Venancio Pardo, may only sell their shares at a fixed price for the duration of the offering. If and when our common stock is traded on the OTC Bulletin Board, only the non-affiliated shareholders may be allowed to sell their shares at market prices. There is no market for the shares of our common stock and no such market may ever develop.


         Our executive offices are located at 105 North Falkenburg Road, Suite B, Tampa, Florida 33619, and our telephone number is (813) 662-0074.

         INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. SEE
----------------------------------------------------------------------
"RISK FACTORS" BEGINNING ON PAGE 5.
-----------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.


                 The date of this prospectus is May ___, 2003.

                                TABLE OF CONTENTS

                                                                      Page

About Resolve Staffing, Inc ...........................................
Special Note Regarding Forward Looking Statements......................
Special Note Regarding Recent Changes in the Common Stock..............
Risk Factors  .........................................................
Use of Proceeds .......................................................
Market for the Registrant`s Common Stock
   and Related Shareholder Matters.....................................
Management`s Discussion and Analysis
   or Plan of Operation................................................
Business...............................................................
Management.............................................................
Summary Compensation Table.............................................
Security Ownership of Certain Beneficial Owners
   and Management......................................................
Certain Relationships and Related Transactions.........................
Selling Security Holders ..............................................
Plan of Distribution
Description of Securities..............................................
Legal Matters .........................................................
Experts ...............................................................
Available Information .................................................


         You should rely only on the information contained in this prospectus. Neither we nor any of the selling security holders have authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may be accurate only on the date of this prospectus.

         If it is against the law in any state to make an offer to sell the shares (or to solicit an offer from someone to buy the shares), then this prospectus does not apply to any person in that state, and no offer or solicitation is made by this prospectus to any such person.

         Until (insert date 90 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers` obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               Prospectus Summary

            You should read this summary together with the other information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider before buying our common stock.

About Resolve Staffing, Inc.

         We are a staffing services firm providing client with professional, clerical, light industrial, and technical personnel on a permanent, contract and temporary placement basis. We have marketed our services to approximately 87 companies in the Tampa, Florida area and currently provide technical, clerical, administrative, accounting, sales, human resources and light industrial staff to 18 companies.

         Our company (formerly Columbialum Staffing, Inc., and Columbialum, Ltd.) was organized in Nevada in April 1998 as a "blank check" or "shell" company whose primary purpose was to merge with or acquire one or a number of small private companies. On September 27, 2001, a limited liability company, Work Holdings, LLC, which is controlled by Rene Morissette, acquired 97.4% of the outstanding common stock of the company, changed management, and, in November 2001, entered into an agreement to acquire Integra Staffing, Inc. We acquired Integra in December 2001 and its staffing business is the core of our business at the present time.

         Integra was organized in August 1999 and, for the three months ended March 31, 2003, we provided approximately 108 flexible staffing personnel in the Tampa, Florida area. We plan to grow our business through the acquisition of private companies in the staffing industry that would provide types of staffing and/or related services with which we are familiar. We may seek private staffing companies for acquisitions or strategic alliances both in and out of the Tampa, Florida area. We believe that by acquiring existing staffing companies it will enable us to: expand our service offerings; broaden our client base; and expand our geographic presence.

About the Offering

 The shares to be offered include: 1,627,631 shares of common stock are currently owned by the selling securityholders; 1,592,500 shares of our common stock are not yet outstanding but may be issued upon the exercise of outstanding warrants to purchase 1,592,500 shares of our common stock at an exercise price of $.15 per share; and 111,500 shares of our common stock that may be acquired upon the conversion of outstanding convertible debentures. Based on our current shares outstanding as of May 12, 2003, of 6,191,082, if warrants to purchase 1,704,000 registered shares were exercised by the selling securityholders and debentures to purchase 111,500 registered shares were converted, we would have an aggregate of 7,895,082 shares of our common stock outstanding. This offering is made by selling security holders only, who are not obligated to make any sales. We will not receive any proceeds from the sale of shares by selling security holders other than the $262,500 we may receive if warrants to purchase 1,592,500 are exercised at $.15 per share.

         Summary Financial Data

         Because the following is a summary, it does not contain all of the financial information that may be important to you. You should also read carefully all the information contained in this prospectus, including the financial statements and their explanatory notes.


                                                       SELECTED FINANCIAL DATA


                                               Year Ended                    Year Ended
December 31, 2002               December 31, 2001
                                      ---------------------------    ----------------------------
Income Statement:                                      Percent                         Percent
                                          2002         of sales          2001          of sales
                                      -------------    ----------    --------------    ----------

Revenues                                $  467,911         100 %         $ 471,821          100%
Direct Cost of Revenues                 $  353,097          75 %         $ 359,742           76%
Gross Profit                            $  114,814          25 %         $ 112,079           24%
Operating Expenses                      $  440,608          94 %         $ 380,329           81%
Loss before income taxes                $(325,794)      (   69%)       $ (268,250)       (  57%)
Other income                            $ (12,390)      (    3%)       $  (21,272)       (   4%)
Net loss (loss)                         $(338,184)      (   72%)       $ (289,522)       (  61%)
Net loss per share - basic              $    (.12)                     $    (3.47)
Net loss per share - fully diluted      $    (.12)                     $    (3.47)






                                        Three  Months  Ended
                                             March  31,
                                         2003          2002
                                     -------------  ------------
Revenues. . . . . . . . . . . . . .  $    262,246    $  85,540
Direct Cost of Revenues . . . . . .  $    198,911    $  55,458
Gross Profit. . . . . . . . . . . .  $     63,335    $  30,082
Operating Expenses. . . . . . . . .  $     93,476    $ 134,969
  Loss before income taxes. . . . .  $    (30,141 )  $(104,887)
Other Income (expense). . . . . . .  $     (2,288 )  $  (1,802)
Net loss. . . . . . . . . . . . . .  $    (32,429)   $(106,689)
Net loss per share - basic. . . . .  $       (.01)   $   (1.20)
Net loss per share - fully diluted.  $       (.01)   $   (1.20)



Balance Sheet:                          December              March 31,
                                        31, 2002                2003

Current assets                        $    172,464             $366,476
Current liabilities                   $    127,746             $249,963
Working capital                       $     44,718             $116,513
Property & equipment                  $     14,367             $ 17,643
Total assets                          $    186,831             $384,119
Stockholders` equity (deficit)        $    ( 7,915)            $134,156






            SPECIAL NOTE REGARDING RECENT CHANGES IN THE COMMON STOCK

         On May 29, 2002, we filed an amendment to our articles of incorporation to reverse split our outstanding common stock one-for-thirty. All share and per share amounts in this prospectus have been adjusted to reflect this change.

                                  RISK FACTORS

         An investment in our common stock involves risks. You should carefully consider the risks described below and the other information in this prospectus before you decide to buy our common stock. You could lose all or part of your investment as a result of these risks.

Risks Related to Our Business

Investors may lose their investment in our common stock if, because we have a limited operating history, prospective investors have a limited historical basis to judge whether our business can be successful.

            We were incorporated in April 1998, and through Integra, have only been engaged in the staffing business since August 1999. We have a limited operating history upon which an investor may evaluate our business and prospects. Our potential for future profitability must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in rapidly evolving markets, such as staffing services in general and those catering to small to medium businesses in particular. Since we do not have a lengthy history in the staffing business; therefore, prospective investors do not have a historical basis from which to evaluate our performance.

We have lost money in each quarter since inception. We expect future losses and may never become profitable

         We have incurred net losses from operations in each quarter since inception. Our net loss for the fiscal year ended December 31, 2002 was $338,184. Our net loss for the three months ended March 31, 2003, was $32,429 and as of March 31, 2003, we had an accumulated deficit of $778,016. We expect to continue to incur losses for the foreseeable future. We expect to increase significantly our operating expenses in the near future as we attempt to build our brand, expand our customer base and make acquisitions. To become profitable, we must increase revenue substantially and achieve and maintain positive gross margins. We may not be able to increase revenue and gross margins sufficiently to achieve profitability.

Unless we find a new working capital funding source, we risk losing employees, customers and workers` compensation coverage

         We pay our flexible staffing employees on a weekly basis. However, on average, we receive payment for these services from our customers 30 to 60 days after the date of invoice. As we establish or acquire new offices, or as we expand existing offices, we will have increasing requirements for cash to fund these payroll obligations. Our primary sources of working capital funds for payroll-related and workers` compensation expenditures have been loans or private placements of securities to individuals, including certain of our shareholders. If we do not obtain an institutional financing source and we are unable to secure alternative financing on acceptable terms, we will lose employees, customers, and may be unable to pay payroll-related premiums.

We are subject to government regulations and any change in these regulations, or the possible retroactive application of these regulations could result in additional tax liability

         As an employer, we are subject to all federal, state and local statutes and regulations governing our relationships with our employees and affecting businesses generally, including our employees assigned to work at client company locations (sometimes referred to as worksite employees). Professional employer organizations, or PEOs, provide their clients with a range of services consisting of payroll administration, benefits administration, unemployment services and human resources consulting services. PEO`s become co-employers with their clients as to the clients` worksite employees, with employment-related liabilities contractually allocated between the PEO`s and their clients. We may be subject to certain federal and state laws related to PEO services. Because many of these laws were enacted before the development of alternative employment arrangements, such as those provided by PEOs and other staffing businesses, many of these laws do not specifically address the obligations and responsibilities of non-traditional employers. Interpretive issues concerning these relationships have arisen and remain unsettled. Uncertainties arising under the Internal Revenue Code of 1986, as amended, include, but are not limited to, the qualified tax status and favorable tax status of certain benefit plans we and other alternative employers provide. The unfavorable resolution of these unsettled issues could result in additional tax liability. In addition, the Internal Revenue Service has formed an examination division, market segment specialization program, to examine PEOs throughout the United States.


Our employee related costs are significant and, if increased, and we are unable to pass these costs on to our customers, will increase our cost of doing business

         We are required to pay a number of federal, and state payroll taxes and related payroll costs, including unemployment taxes, workers` compensation insurance premiums and claims, Social Security, and Medicare, among others, for our employees. We also incur costs related to providing additional benefits to our employees, such as insurance premiums for health care. Health insurance premiums, unemployment taxes and workers` compensation insurance premiums and costs are significant to our operating results, and are determined, in part, by our claims experience. We attempt to increase fees charged to our customers to offset any increase in these costs, but we may be unable to do so or we may lose customers if we do. If the federal or state legislatures adopt laws specifying additional benefits for temporary workers, demand for our services may be adversely affected. In addition, workers` compensation expenses are based on our actual claims experiences in each state and our actual aggregate workers` compensation costs may exceed estimates.

Because our staffers work at the clients` place of business, we may be exposed to employment related claims and costs that arise from that clients` work place location and we do not control the clients` working environment

         Temporary staffing companies, such as ours, employ people in the workplace of their customers. This creates a risk of potential litigation based on claims by customers of employee misconduct or negligence, claims by employees of discrimination or harassment, including claims relating to actions of our customers, claims related to the inadvertent employment of illegal aliens or unlicensed personnel, payment of workers` compensation claims and other similar claims. We may be held responsible for the actions at a job site of workers not under our direct control.

We may lose customers if we are unable to attract qualified temporary personnel due to low unemployment rates and an increase in competition for qualified temporary personnel.

         We compete with other temporary personnel companies to meet our customer`s needs. We must continually attract reliable temporary workers to fill positions and may from time to time experience shortages of available temporary workers. During periods of increased economic activity and low unemployment, the competition among temporary staffing firms for qualified personnel increases. Many regions in which we operate are experiencing historically low rates of unemployment and we have experienced, and may continue to experience, significant difficulties in hiring and retaining sufficient number of qualified personnel to satisfy the needs of our customers. Also, we may face increased competitive pricing pressures during these periods of low unemployment rates.

We require additional capital to fund our current operations and to make acquisitions. We may have to curtail our business if we cannot find adequate funding.

         The expansion and development of our business will require significant additional capital, which we may be unable to obtain on suitable terms, or at all. We currently have no legally binding commitments with any third parties to obtain any material amount of additional equity or debt financing. We estimate that $125,000 will be required to fund current operations and that an additional $750,000 will be necessary to support acquisitions. If we are unable to obtain adequate funding on suitable terms, or at all, we may have to delay, reduce or eliminate some or all of our advertising, marketing, acquisition activity, general operations or any other initiatives. During the next 12 months, we expect to meet our cash requirements with existing cash, cash equivalents bank and private financing, and the proceeds of future private placements of our securities. We intend to seek lines of credit secured by our accounts receivable.

If we are unable to successfully integrate and manage acquired businesses without substantial expense or delay we may not be able to effectively operate our business and/or it may decrease the value of our common stock.

         In the future, we intend to expand our operations through acquisitions of small and medium size private companies, or divisions or segments of major private and public companies. We will do this to:

o        recruit well-trained, high-quality professionals;
o        expand our service offerings;
o        gain additional industry expertise;
o        broaden our client base; and
o        expand our geographic presence.

         We may not be able to integrate successfully businesses which we may acquire in the future without substantial expense, delays or other operational or financial problems. We may not be able to identify, acquire or profitably manage additional businesses.

Our plan to make acquisitions may divert management`s attention from day-to-day business operations which could prevent our business from growing.

         If we are able to identify acquisition candidates, management`s time and attention will be diverted from such activities as sales, marketing and tailoring staffing solutions to meet customer`s needs. If management is not able to address these day-to-day operational task, we may lose customers or fail to increase revenue.

Acquisition activities may cause us to lose existing customers because of conflicts or service problems.

         The clients of companies we may acquire may be in the same or similar businesses with our existing clients. Although we do not enter into agreements to restrict the type of business which we service, providing staff services to existing clients` direct competition may cause such existing clients to look elsewhere for staffing services.

Our principal stockholders, officers and directors will own a controlling interest in our voting stock and investors will not have any voice in our management.

         Upon completion of this offering our officers, directors and stockholders with greater than 5% holdings will, in the aggregate, beneficially own approximately 89.6% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

o        election of our board of directors;
o        removal of any of our directors;
o        amendment of our certificate of incorporation or bylaws; and
o adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

     As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management`s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

There is no current trading market for our securities. Without a trading market, purchasers of the securities may have difficulty selling their shares.

         There is currently no established public trading market for our securities. A public trading market in our securities may never develop. If a trading market does develop, it may not be sustained for any significant time. We intend to apply for admission to quotation of its securities on the OTC Bulletin Board. If for any reason our common stock is not listed on the OTC Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their common stock.

        Additionally, if plans to phase-out the OTC Bulletin Board are implemented, we may not qualify for listing on the proposed Bulletin Board Exchange or any other marketplace, in which event investors may have difficulty buying and selling our securities. We understand that, in 2003, subject to approval of the Securities and Exchange Commission, The NASDAQ Stock Market intends to phase out the OTC Bulletin Board, and replace it with the BBX. As proposed, the BBX will include an electronic trading system to allow order negotiation and automatic execution. The NASDAQ Stock Market has indicated its belief that the BBX will bring increased speed and reliability to trade execution, as well as improve the overall transparency of the marketplace. Specific criteria for listing on the BBX have not yet been announced, and the BBX may provide for listing criteria which we may not meet. If the OTC Bulletin Board is phased out and we do not meet the criteria established by the BBX, there may be no transparent market on which our securities may be included. In that event, investors may have difficulty buying and selling our securities.

There are a large number of shares underlying our warrants that may be available for future sale and the sale of these shares may cause the price of our stock to drop.

         As of May 15, 2003, we had 6,191,082 shares of common stock issued and outstanding. We also had convertible debentures and warrants outstanding that may be exercised or converted into an aggregate of 4,368,100 shares of common stock. Upon effectiveness of this Registration Statement, 3,331,631 of the shares offered, including the listed shares issuable upon exercise of our warrants and conversion of our debentures, may be sold without restriction. The sale of these shares may cause the market price of our common stock to drop. The issuance of shares upon conversion or exercise of the warrants may result in substantial dilution to the interests of other stockholders.

The application of the "Penny Stock Regulation" could harm the market price of our common stock

         Our securities may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser`s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity and price of our common stock in the secondary market.

Should we enter into an acquisition in exchange for the issuance of shares of our common stock, such issuance may have a dilutive effect for our current shareholders and may cause the price of our common stock to decline.

     The future issuance of all or part of our remaining authorized but currently unissued common stock in connection with an acquisition may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might cause the price of our common stock to decline.



                                 USE OF PROCEEDS

         The selling security holders will sell all of the shares of common stock offered by this prospectus. Accordingly, we will not receive any of the proceeds from the sale of these shares. We may receive proceeds from the exercise of warrants for cash rather than by the exercise of "net exercise provisions" contained in the warrants. We will use such proceeds, if any, for general working capital purposes.


                  MARKET FOR THE REGISTRANT`S COMMON STOCK AND
                           RELATED SHAREHOLDER MATTERS

Market information and offering prices

         Our securities do not currently, and have not in the past, traded on any public market. Thus, there is currently no market for our securities and there can be no assurance that a trading market will develop or, if one develops, that it will continue or provide liquidity into which shares may be sold.

The non-affiliated selling security holders may resell our shares by means of this prospectus initially at $.25 per share until our shares are quoted on the Bulletin Board, BBX or at privately negotiated prices. The affiliated selling shareholders may only sell their shares at a fixed price for the duration of the offering and that if and when our common stock is traded on the OTC Bulletin Board, only the non-affiliated shareholders may be allowed to sell their shares at market prices. These initial prices were arbitrarily determined and bear no relationship to book value, market value or any other recognized criteria for valuing shares.


Number of shareholders

         The number of shareholders of record of our common stock as of the close of business on May 15, 2003 was thirty-eight; however, if all of our outstanding convertible debentures were converted, we would have 167 shareholders.

Dividend policy

         To date, we have declared no cash dividends on our common stock, and we do not expect to pay cash dividends in the near term. We intend to retain future earnings, if any, to provide funds for operation of our business.

Recent sales of unregistered securities

         On November 16, 2001, we issued an aggregate of $7,300 principal amount of 5% convertible subordinated debentures due December 31, 2002 to 26 individuals and entities, each of whom were accredited investors pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The transaction was made directly by our officers and directors without a placement agent. The debentures were converted into 248,366 shares of our common stock which may be sold by using this prospectus.

         On December 6, 2001, we issued an aggregate of $11,150 of 6% convertible subordinated debentures due June 30, 2003 to 104 accredited and 32 non-accredited investors pursuant to Rule 506 of Regulation D under the Securities Act. No placement agent was employed for this offering. The debentures are convertible into restricted shares of our common stock for $.10 per share that may result in the issuance of up to 111,500 shares which may be sold by using this prospectus.

         On December 10, 2001, we issued 50,000 shares of our restricted common stock to six individuals in exchange for all of the outstanding capital stock of Integra, which exchange was exempt under Section 4(2) of the Securities Act. Each of the six individuals that exchanged shares of Integra Staffing, Inc. for our shares of common stock represented that they were accredited investors as defined in Regulation D under the Securities Act of 1933 or had sufficient knowledge and experience in financial matters to be capable of evaluating the risk of such an exchange.

         On January 21, 2002, we issued 3,334 shares of our restricted common stock to Apogee Business Consultants, LLC pursuant to our consulting agreement with them. The shares were issued pursuant to Section 4(2) of the Securities Act.

     In March 2002 we issued $100,000 principal amount of 18% Subordinated Convertible Notes due October 1, 2002 to two accredited investors pursuant to Rule 506 of Regulation D (described below). The notes were convertible into our common stock at $2 per share. In April 2002, we authorized a one-for-thirty reverse split of our common stock, effectively changing the conversion price to $60 on a post split basis. We negotiated with the investors to issue each investor 58,000 units consisting of one share of common stock and one warrant exercisable into common at $.15 per share in exchange for assignment of their notes. Such notes were subsequently re-issued as follows: Bruce Gordy - $2,320; Global Partners, LLC $16,252; R. Gale and Jerry M. Porter - $19,736; William A. Brown Family Limited Partnership $58,372; Ronald Dowdy - $2,320 and Brenda Holson - $1,000. Each investor receiving an assigned note represented that they were accredited investors as defined in Regulation D under the Securities Act of 1933 or had sufficient knowledge and experience in financial matters to be capable of evaluating the risk of such an investment. All of such notes were subsequently cancelled in exchange for an aggregate of 2,500,000 units as stated below.

     On June 24, 2002, we issued 5,000,000 units to 19 accredited investors pursuant to Rule 506 of Regulation D. The units each consisted of one share of common stock and one warrant. The consideration we received consisted of cash ($40,000), the cancellation of the notes described above ($100,000) and the relief from an obligation to repay certain debt ($60,000), equivalent to $.04 per unit for an aggregate of $200,000. We issued 1,000,000 units for the $40,000 cash, we issued an aggregate of 2,500,000 units in exchange for the return and cancellation of the $100,000 notes mentioned above and we issued 1,500,000 units in exchange for relief of the $60,000 debt. The units were offered by our directors and no commissions were paid. On November 22, 2002, Mr. R. Gale Porter, our former present, surrendered 743,000 warrants and agreed to cancel 513,965 shares of common stock which were among conditions for the William A. Brown Trust purchasing 500,000 units from Mr. Porter.


     In February 2003,pursuant to an employment agreement, we agreed issue to Ms. Dearth, our chief executive officer, 275,000 restricted shares of the Company`s $.0001 par value common stock. Ms. Dearth and Resolve have agreed that the value of the shares is $.14 per share. We believe such issuance was pursuant to Section 4(2) of the Securities Act.


     On February 1, 2003, we issued 100,000 shares of our restricted common stock to Pinnacle Corporate Services, LLC pursuant to our consulting agreement with them. The shares were issued pursuant to Section 4(2) of the Securities Act.
     On March 1, 2003, we issued 100,000 shares of our restricted common stock to Pinnacle Corporate Services, LLC pursuant to our consulting agreement with them. The shares were issued pursuant to Section 4(2) of the Securities Act.

     On April 1, 2003, we issued 100,000 shares of our restricted common stock to Pinnacle Corporate Services, LLC pursuant to our consulting agreement with them. The shares were issued pursuant to Section 4(2) of the Securities Act.

Shares Eligible for Future Sale

         We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants or upon the conversion of outstanding convertible securities, in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

         All of the shares sold in this offering will be freely tradable, except that any shares acquired by our affiliates, as that term in is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below. Any of our affiliates that are selling security holders may not acquire shares sold in this offering until their distribution is completed. Based on shares outstanding as of May 15, 2003, the 4,563,451 shares of our common stock outstanding that are not registered in this prospectus will be deemed restricted securities as defined under Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or 144(k) promulgated under the Securities Act, which rules are summarized below. Subject to the provisions of Rules 144 and 144(k), additional shares will be available for sale in the public market as follows:


                      Number of Shares                             Date
                   -----------------------                --------------------
                            27,559                         September 27, 2003
                            10,250                         December 12, 2002
                          2,988,000                         June 24, 2004

         In addition, there are 2,664,100 shares of our common stock issuable upon exercise of warrants, which have not been included in this registration. Although such warrants provide registration rights to the holders of such warrants, the holders have verbally agreed to waive such registration rights. These shares would be tradeable in the public market one year after the date of exercise in the case of the warrants, assuming compliance with the other provisions of Rule 144.

         Rule 144. In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed:

      o 1% of the then outstanding shares of our common stock, which will be approximately 60,460 shares prior to this offering and 104,141 shares assuming all of the outstanding warrants and convertible securities were executed.

      In addition, a person who is not deemed to have been an affiliate at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell these shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from one of our affiliates, a person`s holding period for the purpose of effecting a sale under Rule 144 would commence on the date of transfer from the affiliate.


Securities Authorized for Issuance under Equity Compensation Plans

     The Resolve Staffing, Inc. 2001 Equity Incentive Plan, adopted by written consent of the majority of our stockholders effective as of November 1, 2001, covers up to 3,000,000 shares of our Common Stock which are issuable upon the exercise of stock options or as outright stock awards. The purpose of the Plan is to enable us to encourage eligible plan participants to contribute to our success by granting such individuals stock options or stock rewards. Options granted under the Plan may qualify as "incentive stock options" as defined in
Section 422A of the Internal Revenue Code of 1986.


     As of May 14, 2003 there were no options to purchase our common stock outstanding under our 2001 Equity Incentive Plan. In the future, we intend to file a registration statement on Form S-8 under the Securities Act to register all 3,000,000 shares of our common stock subject to the Plan, all shares of our common stock issued upon exercise of stock options and all shares of our common stock issuable under our stock option plans. Accordingly, shares of our common stock issued under these plans will be eligible for sale in the public markets, subject to vesting restrictions and the lock-up agreements described below.

     The Board presently administers the Plan. Subject to the express provisions of the Plan, the Board has the complete discretion and power to determine from among eligible persons those to whom options or stock awards may be granted, the option price, the number of shares of common stock to be granted and the recipients. Securities may be granted under the Plan from time to time until November 1, 2011, or such earlier date as may be determined by the Board. On February 7, 2003, we issued 275,000 shares under the Plan to Wanda D. Dearth in consideration for services under an employment arrangement as our CEO. No determinations have been made regarding the persons to whom securities will be granted in the future. The following table sets forth certain information regarding the plan as of May 14, 2003:


                                                           Number of securities                              Number of
                                                              to be issued upon     Weighted average       securities
                                                                 exercise of        exercise price of        remaining
                                                           outstanding options,    outstanding options,    available for
Plan Category                                               warrants and rights     warrants and rights     future issuance
--------------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved
by security holders                                         - 0 -                          - 0 -              2,725,000
--------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not approved
by security holders                                         - 0 -                          - 0 -               - 0 -
---------------------------------------------------------------------------------------------------------------------------
Total                                                       - 0 -                          - 0 -               2,725,000
---------------------------------------------------------------------------------------------------------------------------


Registration Rights

         Demand Registration Rights. The holders of 2,506,600 warrants, are entitled to request us to register their shares of common stock and common stock issuable upon the exercise of the warrants or conversion of the debentures under the Securities Act which have not been included in this registration statement. Under the terms of a Registration Rights Agreement entered into between us and these holders, the holders of registrable securities constituting at least 51% of the total shares of registrable securities may request that we register all or any portion of the shares held by such requesting holder or holders. In such an event, all remaining holders of these rights (excluding holders of shares not previously converted from preferred stock) are entitled to notice of the registration and have the right to request us, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their registrable shares in the registration as well. We are obligated to register such shares up to a maximum of one time under this agreement.


         Piggyback Registration Rights. The holders of registrable securities have also been provided piggyback registration rights which apply when we register shares (but not when registration occurs pursuant to a Form S-4, S-8 or other form not available for registering restricted stock for sale to the public).


         Lock-up. This registration rights agreement also provides that if requested in writing by the underwriter for a future underwritten public offering of our securities, if there even is one, each holder of restricted stock (as defined in the agreement) who is a party to the agreement shall agree not to publicly sell any shares of restricted stock or other shares of common stock without the consent of the underwriters for a period of not more than 180 days following the effective date; provided all of the selling stockholders in the offering and our directors and officers have agreed to be similarly bound. This lock-up agreement does not relate to any of the shares of common stock registered by the Selling Shareholders hereunder.

         Termination. The rights of the holders of registrable shares terminate upon the earlier of seven years or when the shares may be sold without limitation under Rule 144.

         Expenses. We will pay all expenses incurred by us in connection with the registration of securities, except for underwriting discounts and selling commissions applicable to the sale of registrable securities, which will be paid by the sellers of registrable securities participating in the registration.

         Other. All registration rights of any of our stockholders have either been waived or complied with in connection with this offering.

                      MANAGEMENT`S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

         The following discussion contains certain forward-looking statements that are subject to business and economic risks and uncertainties, and our actual results could differ materially from those forward-looking statements. The following discussion regarding our financial statements should be read in conjunction with the financial statements and notes thereto.

General overview

         Our activities since inception were limited to organizational matters, and did not have operating activity until we acquired Integra in December, 2001.

         We registered our common stock on a Form 10-SB Registration Statement filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 12(g) thereof. We file periodic reports under Rule 13(a) of the Exchange Act with the Securities and Exchange Commission, including quarterly reports on Form 10-QSB and annual reports on Form 10-KSB.

Liquidity and capital resources

         We have financed our operations through short-term credit facilities and from the sale of convertible debentures:

     o On November 16, 2001, we issued an aggregate of $7,300 principal amount of 5% convertible subordinated debentures due December 31, 2002 to 18 individuals and entities, each of whom were accredited investors pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The transaction was made directly by the officers and directors of the Company without a placement agent.

     o On December 6, 2001, we issued an aggregate of $11,150 of 6% convertible subordinated debentures due June 30, 2003.

     o In March 2002, we sold 18% Subordinated Convertible Notes due October 1, 2002 in the aggregate principal amount of $100,000.

     o We sold 5,000,000 units each consisting of one share of our common stock and one five-year $.15 common stock purchase warrant on June 24, 2002 for $200,000. Of the $200,000, $40,000 was for cash , $100,000 was in exchange for the above notes and $60,000 was for the satisfaction of outstanding debt. The number of warrants outstanding was reduced to 4,256,600 after cancellation of 743,400 warrants by Mr.
          R. Gale Porter, our former president, on November 22, 2002.

     o During May and June 2002 we secured short term loans from Barbara Green, an unrelated individual in the aggregate amount of $40,000. On June 3, 2002, the loans were converted to a promissory note due February 3, 2003, which was subsequently extended to June 3, 2003, with interest at the rate of 12% per annum, secured by our accounts receivables.

     o    From August 2002 through December 2002, we received loans from William
          A. Brown, our vice-president and major shareholder in the aggregate amount of $67,000. The loans were converted to a promissory note due March 31, 2004. Interest on the note at the rate of 5% per annum is payable quarterly.

     o Subsequent to December 31, 2002 through March 31, 2003, we received additional loans from William A. Brown amounting to $25,500. These loans are not evidenced by promissory notes, were provided interest free and are due on demand. No demand has been made for the repayment of these loans.

     We have incurred net losses from operations in each quarter since inception, our net loss for the fiscal year ended December 31, 2002 was $338,184 and for the fiscal year ended December 31, 2001 was 289,522. Our average monthly revenues for each of the four quarters of 2002 was $28,500, $33,200, $39,500, and $54,500, respectively, and has increased to a monthly average of $88,300 for the first quarter of 2003. Although we have seen our quarterly revenues and business activity increase in recent months, evidenced by our flexible staffing employees increasing from 42 for the three months ended September 2002 to 108 during the three months ended March 31, 2003, our annual revenues have continued to decrease, from $471,821 during fiscal year 2001 to $467,911 during fiscal year 2002, with an increase in the corresponding net loss, from $289,522 during fiscal year 2001 to $338,184 during fiscal year 2002. Revenue for the three months ended March 31, 2003 increased to $262,246 from the $85,540 for the three months ended March 31, 2002. Our loss during such periods decreased to $32,429 for the 2003 period compared to $106,689 for the 2002 period. Of this loss for the three months ended March 31, 2003, $32,708, consisting of depreciation ($1,124) and services donated by our officers ($3,000), as well as expensing of prepaid consulting expenses ($22,167) and prepaid salary for our CEO ($6,417), both of which resulted from the issuance of our common stock, and did not represent the use of cash. Increases in accounts receivable, prepaid and other expenses, and bank overdraft, offset by increases in accounts payable, payroll, salary, and other accruals brought the total cash used in operations to $23,485.

     We expect to continue to incur losses for the foreseeable future. We expect our operating expenses to increase significantly in the near future as we attempt to build our brand and expand our customer base. We hope our expenses will be funded from operations and short term loans from major shareholders; however, our operations may not provide such funds and we may not obtain short term loans from shareholders. Our shareholders are under no obligation to provide additional loans to the company, and there are no agreements for them to do so. To become profitable, we must increase revenue substantially and achieve and maintain positive gross margins. We may not be able to increase revenue and gross margins sufficiently to achieve profitability.

     On February 7, 2003, we entered into an employment agreement with Ms.
Wanda Dearth to become our Chief Executive Officer. Under this agreement, Ms. Dearth is to receive $71,000 in salary ($5,000 a month in April and May, $7,000 a month in June through August, and $10,000 a month thereafter) and a $25,000 bonus during 2003. Based on our current level of operations, we believe we will be able to satisfy these cash payments from current operations. However, payment of this expense, without further increases in revenues or additional financing could have a significant impact on our cash, which could retard the Company`s growth or cause the Company to restrict its business operations.

     As of March 31, 2003, we had working capital of $116,513. As of that date we had current liabilities of $249,963, including a liability to a note holder of $40,000 due June 3, 2003. Through December 31, 2002, we received loans from William A. Brown, our vice-president and major shareholder of $67,000 with which the insurance financing debt was satisfied. The $67,000 note is due March 31, 2004, and interest at the rate of 5% per annum is due quarterly. Subsequently, through March 31, 2003, we received additional loans from Mr. Brown in the amount of $25,500, without interest. The $25,500 aggregate loans are due on demand and are not evidenced by a promissory note. Our shareholders are under no obligation to provide additional loans to the Company, and there are no agreements for them to do so. During the next twelve months, we plan to satisfy our cash requirements, if at all, through additional equity financing, factoring (revolving financing secured by and related to the amount of accounts receivable) and from sales of our services. We do not have specific plans for additional equity financing, or factoring of our receivables, and we may not be successful in this regard. Factoring of our accounts receivables would be subject to the satisfaction of the $40,000 loan to Barbara Green, which is secured by our accounts receivable. If we are not able to obtain additional financing our operations may be curtailed or discontinued and an investment in our common stock would be lost.

         Revenues have been slower to materialize than previously anticipated. At our current level of operations, we would require a minimum of $125,000 to satisfy the Company`s basic cash needs for the next 12 months.

     As of March 31, 2003, we did not have any cash with which to satisfy our future cash requirements. However, besides receiving loans from William A. Brown, our vice-president and major shareholder, of $25,500 though March 31, 2003, we anticipate a refund of workers insurance paid of approximately $65,000 from the policy that was in force through February 22, 2003. We have provided the documentation to the insurance company and are awaiting the finalization of their policy audit. We have renewed the current policies at an annual cost of approximately $23,594. We made a down payment of $4,968, and financed the remaining premiums payable in nine monthly payments of $2,148.

     Management anticipates meeting the remaining of its cash needs from increased operations, from factoring our accounts receivable of approximately $122,000 at March 31, 2003, and from short-term private financing from its officers, directors, shareholders, and others. On May 14, 2003, we secured a $50,000 line of credit from Mercantile Bank, payable on demand, with interest at the rate of 7.5% per annum, payable monthly. The line of credit is secured by our general credit and is personally guaranteed by Mr. William A. Brown, our Executive Vice-President. As of May 12, 2003, we have not drawn down on the line of credit, therefore, the full $50,000 remains available to us. We do have any arrangement with our officers, directors, stockholders or others and they are not under any obligation to provide loans us. From January 1, 2003 through March 31, 2003, Mr. William A. Brown, our vice-president has made additional loans to us of $25,500. We have no arrangements regarding additional future loans, if any.

          Our monthly revenues have increased from approximately $54,500 during the quarter ended December 31, 2002, to $88,300 for the first quarter of 2003.

         Additionally, we would require approximately $750,000 during the next 12 months to implement our expansion and development plans. If we are unable to obtain this additional financing, we may be forced to curtain or discontinue our present expansion and development plans.

         Previously, we applied for and were tentatively approved for a three-year $5 million line of credit from a private financial institution for up to 85% of our qualified trade accounts receivable, secured by accounts receivable of target acquisitions as well as our current accounts receivable, which required guarantees by the officers and directors. The line of credit required a commitment fee of 1%, and interest at the rate of the Wall Street Journal prime rate plus 2.25%. We decided not to pursue funding from this line of credit because the cost of such a equity line was prohibitive at our current level of operations.

         Management has not sought or obtained any other additional equity or debt financing as of the date of this report, we plan to obtain a credit line similar to the one described above, which would be adequate to fund our expansion and much of our planned development efforts. In the event that we are unable to obtain further debt or equity financing, we may not be able to continue operations as currently conducted, expand our present operations, or achieve successful acquisitions of other enterprises.

      We have decided to upgrade our computer system at a cost of $12,018, which will be completed during early June 2003. The cost of the upgrade will be payable 25% down and the remainder at $350 per month without interest. We intend to fund this cost from operations.

     Resolve has a current material commitment with its landlord. We lease approximately 1,056 square feet of office space, housing our operating offices, pursuant to a three-year lease expiring June 30, 2005 at $1,106 per month, plus applicable Florida sales tax. We have an option to renew the lease for two successive terms under the same terms and conditions as the original lease. These lease payment amounts are included in the table below, under the heading "operating leases. "

     The following table presents a summary of the our contractual obligations and other commercial commitments as of March 31, 2003.

                             Payments due by Period


                                                                 Less than            1 to 3              4 to 5            After
                                                Total              1 year             Years                Years           5 Years
                                          -----------------  -------------------  -------------------   ---------------  ----------
Note  payable to Barbara Green                    40,000             40,000                 0                  0                0
Note payable to William A. Brown                  67,000             67,000                 0                  0                0
Notes payable - Insurance  financing              17,181             17,181                 0                  0                0
Debenture payable                                 11,150             11,150                 0                  0                0
Related parties loans                             24,860             24,860                 0                  0                0
Operating leases                                  33,180             13,272            19,908                  0                0
                                          -----------------  -------------------  -------------------   ---------------  ----------
Total contractual cash obligations               193,371            173,463            19,908                  0                0


         At May 12, 2003, we had no other material commitments for capital expenditures.

Critical accounting policies and estimates

         Our significant accounting policies are more fully described in Note A to our financial statements. However, certain of our accounting policies are particularly important to the portrayal of our financial position and results of operations and require the application of significant judgment by our management; as a result they are subject to an inherent degree of uncertainty. In applying these policies, our management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical, terms of existing contracts, our observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate. Our significant accounting policies include:

o Revenue cost recognition: We record our service revenues from our customers at the time our temporary employees perform services on customer assignments. We record revenues from permanent placement at the time the customer agrees to hire a candidate we supply to them. Consistent with industry practice, we are at risk for all employee salaries and wages, employment-related taxes, workers compensation insurance and other benefits we provide to the employee, whether or not we are able to collect our accounts receivable from our customers.

o Allowance for uncollectible accounts receivable: We estimate and provide an allowance for uncollectible accounts receivable based on analysis and age of our open accounts, our experience with the particular customer, our own historical experience with bad debts, as well as other information obtained from outside sources.

o Workers compensation insurance: The cost of our workers compensation insurance is based on premiums determined by our insurance carrier for the particular type of service our employees provide to our customers, modified by a factor computed based on our claims history. A deterioration in our claims experience may have an adverse affect on our workers compensation rate for future salary and wages base. Although we attempt to estimate our future liability, often it is the result of unanticipated claims for work related injuries.

o Long-lived assets: We depreciate property and equipment over the respective asset`s estimated useful life. We determine the useful lives of each asset based of how long we determine the asset will generate revenue or has a useful economic life. We review the remaining useful life of the assets annually to ascertain that our estimate is still valid. If we determine the useful lives has materially changed, we either change the useful life of the assets or in some cases, may write the asset if we determined the asset has exhausted its useful life.

o Income taxes: As part of the process of preparing our financial statements, we are required to estimate our income taxes. This process involved estimating our actual current tax exposure together with assessing temporary differences resulting from differing treatment of specific items, such as depreciation, allowance for uncollectible accounts receivable and others. These differences result in deferred tax assets and liabilities. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income, and to the extent we believe that recovery is not likely, we must establish a valuation allowance. To the extent we establish a valuation allowance or increase the allowance in a period, we must include an expense within the tax provision in the statement of operations. We recorded a valuation allowance of $82,280 as of December 31, 2002 due to uncertainties relating to our ability to utilize some of our deferred tax assets, consisting primarily of net operating losses carried forward to the period over which they could be recoverable. In the event that actual results differ from these estimates or we adjust these estimates in future periods, we may need to establish an additional valuation allowance which could materially impact our financial position and results of operations.

Comparison of consolidated operations for thee three months ended March 31, 2003 and 2002.

     Comparison of consolidated operations of our Company and Integra Staffing, Inc., our wholly owned subsidiary are as follows:

     The net loss decreased from $106,689 for three months ended March 31, 2002 to $32,429 or a 70% decrease for three months ended March 31, 2003. The major factors contributing to this decrease are the general business recovery and our aggressive marketing efforts, and a marked decrease in legal and accounting expenses of $24,426.

     Revenues for three months ended March 31, 2002 compared to 2003 increased from $85,540 to $262,247 or a 207% increase, reflecting an increase in business recovery and our aggressive marketing efforts. All of our revenues for the three months ended March 31, 2003 and 2002 were generated entirely from providing workers to our customers.

     For the three months ended March 31, 2003 and 2002 the major categories of expenses, as a percent of revenue were as follows:

                                       2003               2002
                               -------------------- ------------------
Legal & professional                        11%                 62%
Advertising & promotion                      1%                  3%
Salaries & benefits                         16%                 57%
Taxes & licenses                             1%                  1%
Rent & leases                                2%                 11%
Travel & entertainment                       1%                  2%
Administrative expenses                      5%                 18%

     Legal & professional expense decreased from $53,385 in 2002 to $28,960 in 2003 or a 46% decrease, reflecting principally (1) a decrease in consulting expenses of $24,300, associated with a six-month agreement with Apogee Business Consultants engaged to assist our management with (a) the requirements for the structure and documentation of the acquisition of Integra Staffing, Inc., (b) the increased level of compliance associated with the change of control, (c) restructuring our common and preferred stock, and (d) assistance and coordination with our stock transfer agent. The agreement with the consultant expired in June 2002.


     Advertising and promotion expense decreased from $2,648 in 2002 to $1,811 in 2003, or a 32% decrease, reflecting a decreased level of outside advertising and promotion, while relying more and more on direct customer sales contacts by our sales staff.

Salaries and benefits decreased from $49,125 in 2002 to $41,716 in 2003, or a 15% decrease, reflecting the lower officers` compensation a lower level of donated services our CFO and by our current president compared to our former president. General office salaries increased $1,567 due to the employment of a part time office clerk.

Rent & leases expense decreased from $9,327 in 2002 to $4,877 in 2003, reflecting a lower rental cost of our new facilities as well as a reduction of common area maintenance costs associated with the previous leased offices.

     Travel & entertainment decreased from $2,035 in 2002 to $1,425 in 2003, reflecting the concentrated effort of our management to control costs and expenses.

     Taxes & licenses increased slightly from $1,002 in 2002 to $1,829 in 2003, reflecting additional costs of licensing in Nevada as well as Florida.

     General and administrative expenses decreased from $15,111 in 2002 to $12,859 in 2003 or a 15% decrease. Changes in the major components of general and administrative expenses from the three months ended March 31, 2002 to March 31, 2003 were as follows: a decease in insurance expenses of $3,757; a decrease in public company expenses of $1,340; an increase in computer support of $1,873; an increase in printing costs of $849; a decrease in office expenses of $402; a decrease in depreciation of $355; and an increase in telephone expenses of $728.


Comparison of consolidated operations for the year ended December 31, 2002 and December 31, 2001


     Comparison of consolidated operations of our Company and Integra Staffing, Inc., our wholly owned subsidiary are as follows:

     The net loss increased from $289,522 for year ended December 31, 2001 to $338,184 or a 17% increase for year ended December 31, 2002. The primary factor in this increase relates to legal and accounting expenses of $83,100, and related public company expenses of $4,100.

     Revenues for years ended December 31, 2001 to 2002 decreased from $471,821 to $467,911 or less than 1% decrease. All of our revenues for the years ended December 31, 2002 and 2001 were generated entirely from providing workers to our customers.

     For the years December 31, 2002 and 2001 the major categories of expenses, as a percent of revenue were as follows:

                                          2002         2001
                                       --------      ---------
           Legal & professional           29%          11%
           Advertising & promotion         2%           5%
           Salaries and benefits          42%          42%
           Payroll taxes                   2%           2%
           Penalties                       0%           4%
           Rent & leases                   5%           5%
           Travel & entertainment          1%           2%
           Administrative expenses        13%          10%

     Legal & professional expense increased from $52,621 in 2001 to $135,701 in 2002 or a 16% increase, reflecting (1) an increase in consulting expenses of $6,500, associated with a six-month agreement with an outside consultant engaged to assist our management with (a) the requirements for the structure and documentation of the acquisition of Integra Staffing, Inc., (b) the increased level of compliance associated with the change of control, (c) restructuring our common and preferred stock, and (d) assistance and coordination with our stock transfer agent. The agreement with the consultant expired in June 2002, and (2) the legal and accounting costs associated with the increased level of compliance as a public company and the costs associated with filing our registration statement.

     Advertising and promotion expense decreased from $21,710 in 2001 to $10,806 in 2002, or a 50% decrease, reflecting a decreased level of operations and in order to conserve resources, relying more and more on direct customer sales contacts by our sales staff.

     Salaries and benefits decreased from $197,304 in 2001 to $194,924 in 2002, or a 1% decrease, reflecting the comparable level of activity for both years, however, the year 2002 reflects $82,550 of services donated by our officers. Related payroll taxes remained fairly constant as they relate to salaries.

     Payroll tax penalties decreased from $19,638 in 2001 to $-0- in 2002, reflecting our ability to secure financing in order to timely pay our payroll taxes.

     Rent & leases expense increased slightly from $22,626 in 2001 to $23,742 in 2002, reflecting additional common area maintenance costs associated with the termination of the previous leased operational office.

     Travel & entertainment decreased from $10,071 in 2001 to $4,103 in 2001, reflecting the concentrated effort of our management to control costs and expenses.

     Taxes & licenses increased slightly from $7,807 in 2001 to $8,847 in 2002, reflecting additional costs of licensing in Nevada as well as Florida.


     General and administrative expenses increased from $48,551 in 2001 to $62,483 in 2002 or a 28% increase. Changes in the major components of general and administrative expenses from year 2001 to 2002 were as follows: increase in public company expenses of $4,134; increase in computer support of $4,039; increase in bad debt expense of $2,700; increase in printing costs of $2,282; increase in office expenses of $2,282; increase in depreciation of $1,139; and decrease in repairs and maintenance of $3,502.



INFLATION

         Management believes that inflation has not had a material effect on our results of operations.


                                    BUSINESS

Background of the company

         Resolve (formerly Columbialum Staffing, Inc. and Columbialum, Ltd.) was organized under the laws of the State of Nevada on April 9, 1998, and was a "blank check" or "shell" company whose primary purpose was to engage in a merger with, or acquisition of one or a small number of private firms expected to be private corporations, partnerships or sole proprietorships. On September 27, 2001, Work Holdings LLC, a limited liability company controlled by Rene Morissette and William A. Brown, acquired 97.4% of our outstanding common stock, changed management, and in November 2001, entered into an agreement to acquire Integra Staffing, Inc. ("Integra") for 50,000 shares of our common stock. Work Holdings LLC was a parent of Resolve prior to the acquisition of Integra. As a result of the issuance of 50,000 shares to the former shareholders of Integra in the acquisition, Work Holdings LLC`s ownership was reduced to 39%, was reduced to 9.8% as a result of the conversion of outstanding convertible debentures and was further reduced to 3.68% (6.69% assuming the exercise of 200,000 warrants) as a result of the issuance of 5,000,000 units, previously described. We acquired Integra in December 2001 and its staffing business is the core of our business at the present time.

         Integra was organized on August 16, 1999 in the State of Florida. We acquired all of the outstanding capital stock of Integra on December 12, 2001 in exchange for 50,000 shares of our common stock. At the time of the exchange, the 50,000 shares represented 60% of our outstanding common stock. The shareholders of Integra were two trusts in which Frank Harman was the grantee and beneficiary and Cristino L. Perez, our CFO, was trustee, R. Gale Porter and his wife, Jerry
G. Porter, Charles and Lorraine Lincoln and the William A. Brown Family Trust.

     On September 24, 2001, Premier Ventures Inc. entered into an agreement to acquire 32,466 shares of Resolve from M. Richard Cutler and Vi Bui for $25,000. The purchase of such shares was completed on September 26, 2001. On September 27, 2001, Work Holdings LLC acquired the 32,466 shares from Premier Ventures for $100,000. At the time of the transfer, such shares represented 97.4% of our outstanding stock. Premier provided no services to us other than the sale of the 32,466 shares of common stock. There are no relationships or associations between Premier, its officers, directors and affiliates and Resolve, Work Holdings LLC or their respective officers, directors and affiliates. The acquisition of 97.4% of our stock outstanding in September 2001 (which shares now represent 0.6% of our outstanding stock) by Work Holdings LLC was to obtain a reporting company shell with which to acquire assets of a temporary workforce business. Work Holdings LLC is managed by Rene Morissette, who has no family relationship to any of our officers and directors. Work Holdings LLC is beneficially owned by Mr. Perez, our CFO (1.8%), and Mr. Charles Lincoln, our former CEO (44.58%).

Acquisition of Integra

         We entered into an agreement to acquire Integra in November 2001 in exchange for the issuance of 50,000 shares of common stock and completed the transaction December 12, 2001, which involved the issuance of the shares to the individuals that owned Integra capital stock, as follows:

         R. Gale and Jerry Porter                    17,500
         Cristino L. and Elona Perez                  7,750
         William A. Brown Family Trust               12,685
         Frank Hartman                                1,815
         Charles and Lorraine Lincoln                10,250
                                                    -------
                                                     50,000

     Integra was incorporated for the purpose of establishing and operating a temporary employment agency. The terms of the acquisition required Columbialum to issue 1,500,000 shares of (pre-split) common stock representing 60% of the then outstanding shares in exchange for 100% of the outstanding shares of Integra common stock, 1,000 shares at a par value of $.01 per share. The exchange rate was 1,500 shares of Columbialum for every one share of Integra. There were no finders` fees paid, directly or indirectly, in connection with the acquisition of Integra.

         We plan to grow our business through the acquisition of private companies in the staffing industry that would provide types of staffing and/or related services with which we are familiar. We may seek private staffing companies for acquisitions or strategic alliances both in and out of the Tampa, Florida area. We believe that by acquiring existing staffing companies it will enable us to:

o        recruit well-trained, high-quality professionals;
o        expand our service offerings;
o        gain additional industry expertise;
o        broaden our client base; and
o        expand our geographic presence.

         We do not currently have any signed agreements to acquire any private company. We have had discussions with one staffing company and have signed a confidentiality agreement to facilitate the exchange of due diligence information. Thus far our preliminary discussions have focused on a stock for stock exchange, but terms are not definite. The confidentiality agreement does not obligate either party to any transaction, but limits the parties from disseminating proprietary information to anyone except employees or agents of the respective companies. A material issuance of shares would have a negative effect on current investors by diluting their ownership interest. None of our promoters, management, affiliates or associates have any interest, direct or indirect, in the company we are having discussions with. There is no present plan to engage in such an interested party transaction because none of the persons enumerated above have any other business interest in the staffing industry. We do not have any corporate policy that would prohibit such a transaction, subject to the requirements and limitations of Delaware corporate law regarding director obligations of fair dealing.

     While we may prefer to structure potential acquisitions in the form of a stock for stock exchange, we may acquire private companies for a combination of cash and stock. We currently do not have the cash reserves to effect an acquisition, although we would consider entering into some type of financing arrangement to secure the cash needed to effect an acquisition. Since we currently do not have any signed acquisition or financing agreements, the terms of any such acquisition or financing would be speculative. There can be no assurance that required financing will be available on acceptable terms. The principal factors that would effect whether a transactionis solely for stock or a combination of stock and cash are the tax and financial objectives of the prospective sellers. Three major factors in being able to acquire private companies are (1) workers compensation insurance coverage, (2) financing, and
(3) an exit strategy for owners of these private companies. We have secured or workers compensation insurance with a major carrier with an excellent modification rate, and are poised to add additional staffing employees cost effectively. Although, except as described above, the Company has not actively attempted to attract or negotiate with acquisition candidates, management will attempt to secure temporary and permanent financing for the initial cash requirement of a limited number of acquisitions. Management further believes that negotiations with prospective target companies would be most effective once the Company`s stock has a public market, of which there is no assurance. Management believes that private companies may be acquired using future payout and not require significant current cash outlay. Any such acquisition may require the issuance of large number of shares of common or preferred stock, which would have a dilutive effect on current shareholders. We do not anticipate that an acquisition of other staffing companies, if any, would result in a change in our control. However, since we cannot predict what the terms of any future acquisition, if any, there could exist a situation in which an acquisition might effect a change of control of our Company. If a change of control should occur, our current management may not be able to implement our current business plan, which could result in a new business plan by the new owners, which business plan may differ or completely deviate from our business plan. Upon a change of control, no assurances can be made of the future direction of our Company.


         We had verbal agreements with two business brokers in an effort to assist us to identify potential candidates for potential acquisitions consistent with our growth by acquisition plan. These brokers were not affiliates of the Company or of our officers, directors or affiliates. There were no arrangements as to compensation in the event that any of these brokers identified a potential business acquisition, they have not identified any such candidates and we have not paid any commissions or any fees to them. We have decided not to use their services and have terminated their agreements.

         We hope to complete the acquisition of at least one private company within the next 12 months, but we may not be able to do so. This acquisition we hope would be accomplished entirely by the issuance of common or preferred stock. If cash was required for the acquisition or to support the operations of the acquired company, we would try to raise funds in a private equity financing or by securing a line of credit. We do not have any commitments for either type of financing.

Expansion Plan

         We also plan to grow our business through opening additional offices, initially in local area, and subsequently expanding to mid-market areas of Florida and then throughout the southeast United States. This plan would increase the Company`s business concentration in coverage areas. The basic requirements for such expansion would be initial funding for premises, personnel, etc. as well as the accounts receivables. This type of expansion would be accomplished by direct investment and would not normally require issuance of common or preferred stock. The Company has not yet begun this expansion program. We anticipate that with in the next 12 months the Company open two additional offices with in 10 miles of our present locations. The funding of such officers would be accomplished through funds generated from operations and private financing for such purpose.

General

         We are a local provider of human resource services focusing on the professional, clerical, administrative and light industrial staffing market in Tampa, Florida, through our Integra subsidiary. Integra recruits, trains and deploys temporary personnel and provides payroll administration services to its clients. Integra`s clients, consisting primarily of local companies, include businesses in the manufacturing, distribution, hospitality, and construction industries.

         As of March 31, 2003, we provided approximately 108 flexible individual staffing personnel in the Tampa, Florida area. We have approximately 18 clients.
Substantially all of our revenue came from providing temporary workers and were generated by our predecessor, Integra Staffing, Inc.

         Staffing companies provide one or more of three basic services to clients: (i) flexible staffing; (ii) placement and search; and (iii) outplacement. Based on information provided by the American Staffing Association, formerly the National Association of Temporary and Staffing Services, the National Association of Professional Employer Organizations and Staffing Industry Analysts, Inc., staffing industry revenues for 2000 were approximately $63.6 billion. Over the last five years, the staffing industry has experienced significant growth, due largely to the utilization of temporary help across a broader range of industries. Staffing industry revenues grew from approximately $59.5 billion in 1999 to approximately $63.6 billion in 2000, or 6.9%.

Company services

         Our Integra subsidiary focuses on meeting our clients` flexible staffing needs, targeting opportunities in a fragmented, growing market that we believe has been under-served by large full service staffing companies. Significant benefits of Integra`s services to clients include providing the ability to outsource the recruiting and many logistical aspects of their staffing needs, as well as converting the fixed cost of employees to the variable cost of outsourced services.

- PAYROLL ADMINISTRATION. We assume responsibility for our Integra service employees for payroll and attendant record-keeping, payroll tax deposits, payroll tax reporting, and all federal, state, payroll tax reports (including 941s, 940s, W-2s, W-3s, W-4s and W-5s), state unemployment taxes, employee file maintenance, unemployment claims and monitoring and responding to changing regulatory requirements.

- AGGREGATION OF STATUTORY AND NON-STATUTORY EMPLOYEE BENEFITS. We provide workers` compensation and unemployment insurance to our service employees. Workers` compensation is a state-mandated comprehensive insurance program that requires employers to fund medical expenses, lost wages, and other costs that result from work related injuries and illnesses, regardless of fault and without any co-payment by the employee. Unemployment insurance is an insurance tax imposed by both federal and state governments. Our human resources and claims administration departments monitor and review workers` compensation for loss control purposes.

         We are the employer of record with respect to flexible industrial staffing services and assume responsibility for most employment regulations, including compliance with workers` compensation and state unemployment laws. As part of our basic services in the flexible staffing market, we conduct a human resources needs analysis for clients and client employees. Such analysis includes reviewing work schedules and productivity data, in addition to recruiting, interviewing, and qualifying candidates for available positions. Based on the results of that review, we recommend basic and additional services that the client should implement.

         We provide certain other services to our flexible industrial staffing clients on a fee-for-service basis. These services include screening, recruiting, training, workforce deployment, loss prevention and safety training, pre-employment testing and assessment, background searches, compensation program design, customized personnel management reports, job profiling, description, application, turnover tracking and analysis, drug testing policy administration, affirmative action plans, opinion surveys and follow-up analysis, exit interviews and follow-up analysis, and management development skills workshops.

         The focus of our temporary staffing service is to provide short and long term employees as well as temp to hire employees to financially secured employers in the Tampa Bay area. The average employee will work a 40 hour work week for a client and will work for an average of 2 employers per month. It is estimated an employee will work an average of 14 days per month. Our service specializes in clerical and light industrial staffing with the largest percentage in the clerical field. Each applicant is thoroughly interviewed tested and screened to meet the requirements of our customers. For long term and temp to hire positions a large percentage of our customers will interview our candidates and then select the one they believe to be best suited for the position.

         At this time we do not have any contractual agreements with our customers for providing staffing.

Sales and Marketing

         We market our flexible staffing services through a combination of direct sales, telemarketing, trade shows and advertising. We have two full time salespersons.

Clients

     Our clients represent a cross-section of the industrial sector, of which no single client currently represents more than 5% of our total revenues. Although more than 99% of Integra`s clients are local and regional companies, Integra`s client list does include some national companies. One customer, H. Lee Moffit Medical Clinic, represented 16% of our revenue for the year ended December 31, 2001 and -0-% of our revenue for the fiscal year ended December 31, 2002.

         We attempt to maintain diversity within our client base in order to decrease our exposure to downturns or volatility in any particular industry, but we cannot assure you that we will be able to maintain such diversity or decrease our exposure to such volatility. All prospective clients fill out a questionnaire to help us evaluate workers` compensation risk, creditworthiness, unemployment history, and operating stability. Generally, flexible industrial staffing clients do not sign long-term contracts.

         Many of our clients are concentrated geographically in western Florida, however we are not dependent on any one customer in any of the markets we serve.

Competition

         We compete with many small providers in addition to several large public companies, including Ablest, Inc., Spherion, Adecco, S.A., Kelly Services, Inc., Manpower, Inc., and others. There are limited barriers to entry and new competitors frequently enter the market. Although a large percentage of flexible staffing providers are locally operated with fewer than five offices, most of the large public companies have significantly greater marketing, financial and other resources than us. We believe that by focusing primarily on customer service, we enjoy a competitive advantage over many of our competitors that attempt to provide a broader range of staffing services. We also believe that by targeting regional and local companies, rather than the national companies that are generally being pursued by our competitors, we can gain certain competitive advantages.

         We believe that several factors contribute to obtaining and retaining clients in the professional, clerical, administrative, light industrial and technical support staffing market. These factors include an understanding of clients` specific job requirements, the ability to reliably provide the correct number of employees on time, the ability to monitor job performance, and the ability to offer competitive prices. To attract qualified candidates for flexible employment assignments, companies must offer competitive wages, positive work environments, flexibility of work schedules, an adequate number of available work hours and, in some cases, vacation and holiday pay. We believe we are reasonably competitive in these areas in the markets in which we compete, although we cannot assure you that we will maintain a competitive standing in the future.

INDUSTRY REGULATION

Overview

         As an employer, we are subject to federal, state, and local statutes and regulations governing our relationships with our employees and affecting businesses generally, including employees at client worksites.

         We assume the sole responsibility and liability for the payment of federal and state employment taxes with respect to wages and salaries paid to our employees. Payroll taxes for the third quarter of 2001 were past due from Integra in the amount of $13,275 at December 31, 2001, and an arrangement was made with the IRS whereby this liability was paid in full in monthly installments through May, 2002.

         Employee Benefit Plans. We plan to offer various benefit plans to our worksite employees. These plans include a multiple-employer retirement plan, a cafeteria plan, a group health plan, a group life insurance plan, a group disability insurance plan and an employee assistance plan. Generally, employee benefit plans are subject to provisions of both the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended. In order to qualify for favorable tax treatment under the Code, the benefit plans must be established and maintained by an employer for the exclusive benefit of the employer`s employees. An IRS examination may determine that we were not the employer of our worksite employees under Internal Revenue Code provisions applicable to employee benefit plans. If the IRS were to conclude that we were not the employer of our worksite employees for employee benefit plan purposes, those employees would not have qualified to make tax favored contributions to our multiple-employer retirement plans or cafeteria plan. If such conclusion were applied retroactively, employees` vested account balances, could become taxable immediately, we could lose our tax deduction to the extent the contributions were not vested, the plan trust could become a taxable trust and penalties could be assessed. In such a scenario, we could face the risk of potential litigation by some of our clients. As such, we believe that a retroactive application by the IRS of an adverse conclusion could have a material adverse effect on our financial position, results of operations and liquidity.


         ERISA also governs employee pension and welfare benefit plans. The United States Supreme Court has held that the common law test of employment must be applied to determine whether an individual is an employee or an independent contractor under ERISA. If we were found not to be an employer for ERISA purposes, our employee benefit plans would not be subject to ERISA. As a result of such finding, we and our employee benefit plans would not enjoy the preemption of state law provided by ERISA and could be subject to varying state laws and regulations, as well as to claims based upon state common law.

Workers` compensation

         Workers` compensation is a state mandated comprehensive insurance program that requires employers to fund medical expenses, lost wages and other costs resulting from work-related injuries and illnesses. In exchange for providing workers` compensation coverage for employees, employers are generally immune from any liability for benefits in excess of those provided by the relevant state statutes. In most states, the extensive benefits coverage for both medical costs and lost wages is provided through the purchase of commercial insurance from private insurance companies, participation in state-run insurance funds, self-insurance funds or, if permitted by the state, employer self insurance. Workers` compensation benefits and arrangements vary on a state-by-state basis and are often highly complex. In Florida, for instance, employers are required to furnish, solely through managed care arrangements, the medically necessary remedial treatment for injured employees.


Trademarks and service marks

         We do not have any registered trade or service marks. It is our intention to develop service marks as appropriate and seek federal registration when possible. We have begun the process of registering the mark "Resolve Staffing(TM) ", and the name "Resolve Staffing" with a design, and, if federal registration is granted, we intend to develop Resolve Staffing as our brand identity.

Corporate employees

         As of May 15, 2003, we had 54 employees, of whom 48 were flexible staffing personnel and 6 were employed in sales and administrative capacities. Of the six administrative employees, three are officers and work full time. Twenty of our part-time employees work 30 hours or more per week. We believe that our relationships with our employees are good.

Expansion program

         We plan to acquire competitive temporary staffing firms operating in larger metropolitan cities including Tampa, Florida and surrounding areas. Target companies being sought will have recognized local brands and a network of office locations able to collectively produce positive cash flows. Our principal areas of interest are in the southeast and mid-west market places. We plan to operate acquired companies under their existing brand identities to minimize alienation of the local community by a name change. Where possible, we plan to consolidate administrative and record keeping functions in an effort to improve operating efficiency.

         Our acquisition program will be focused on acquiring businesses that have a strong presence in the office administration, data processing, network administration, and technical production support market segments within the staffing industry. We believe that our expertise and service regimes, once integrated into operating procedures of the acquired companies, will allow these businesses to be more competitive and attractive to staffing service consumers in these critical market segments.

         In addition, we plan to acquire or develop platform entry business in the emerging Professional Employer Organization ("PEO") industry. PEO`s provide their clients with a range of services consisting of payroll administration, benefits administration, unemployment services and human resources consulting services. PEO`s become co-employers with their clients as to the clients worksite employees, with employment related liabilities contractually allocated between the PEO`s and their clients. While PEO co-employment relationships raise questions concerning the employer/employee relations under tax and welfare benefit laws, we believe that offering these services to our clients will create revenue growth potential.

         We have no definitive agreements or understandings with respect to any acquisitions, but have signed a non-disclosure agreement with one company, which is not affiliated with any member of our management or affiliates.


Property

         Our prior executive offices consisted of 2,000 square feet of office space at facilities which were provided to us by R. Gale Porter, our former President, Chief Operating Officer and a director, without rent until such time as we raised sufficient funds for an adequate level of operations. Mr. R. Gale Porter, the Company`s president, resigned effective October 23, 2002 and the arrangement for the use of executive offices at no cost to the Company was terminated. The Company`s operations were consolidated at our new premises leased in June, 2002.

         We entered into a lease on June 19, 2002, effective July 8, 2002, for 1,056 square feet office space, housing our operating offices, pursuant to a three-year lease with Tampa Associates, A Georgia Partnership, an unaffiliated party. The lease expiring June 30, 2005. The monthly rental is $1,106 per month, plus escalations for increases in real estate taxes and common charges.

         Previously we occupied a 1,540 square feet office space, housing our operating offices, pursuant to a three-year lease expiring October 31, 2003. The space was leased to another tenant, therefore, we were relieved of any liability on the lease after August 31, 2002.

         Our offices are adequate for our present level of operations. In the future we will need additional facilities in which to centralize our accounting, training, human resource, risk management and executive work activities. We anticipate these We will require larger scale data processing and network communication capabilities, which will be needed in order to facilitate the assimilation of acquired companies into our methods of operating and accounting standards, and to provide customers state-of-the-art service and support.

Legal Proceedings

         We are not the subject of any legal proceeding. Our business, however, may be subject to routine legal proceedings from time to time in the ordinary course of our business.

         We have reached an agreement with our prior securities counsel and established a payment schedule. We currently owe previous counsel $17,000, who will be paid $3,000 in each of May, July, August and September and $5,000 in June.


Consulting Agreement

         On October 1, 2001 we entered into a consulting agreement with Apogee Business Consultants, LLC, an unrelated entity, though March 31, 2002. The agreement was subsequently extended informally through June 30, 2002 on the same terms as the original agreement. The agreement expired and has not been renewed.

         Under the terms of the agreement, Apogee Business Consultants provided services to the Company including, assistance with our merger with Integra Staffing, Inc., assistance with the preparation and filing appropriate filings with the Commission, obtaining our CUSIP number, coordinate with our transfer agent for the issuance of our common stock, and other services.

         As compensation for services provided by Apogee Business Consultants, we agreed to pay $7,500 per month plus 100,000 shares of common stock (3,333 shares of common stock after the one-for-thirty stock split) and to provide registration rights on such shares on any registration statement filed by the Company. We also agreed to sell Apogee 200,000 (6,667 after the one-for-thirty stock split) of our common stock at approximately $0.0001 per share. We have made all required monthly payments to Apogee under the agreement.


     On February 7, 2003, the Board of Directors approved a one-year agreement with Pinnacle Corporate Services, LLC ("Pinnacle") to provide Resolve with the following services: assistance and/or preparation of financial, strategic and business plans, assist and advise Resolve on recruiting key management talent and members of the board of directors, provide advise and consult with Resolve concerning management, products and services, and review and advise Resolve in its efforts to consolidate segments of the staffing industry. Don Quarterman is a co-founder and the current Managing Partner of Pinnacle and William Brown has had negotiations about becoming a significant investor in Pinnacle. There are no other relationships or associations between Pinnacle, its officers, directors and affiliates and Resolve or its respective officers, directors and affiliates. Pinnacle will not be seeking, brokering, or negotiating any merger or acquisition nor will it engage in any capital raising on behalf of Resolve. According to the agreement, Resolve will issue Pinnacle a total of 950,000 restricted shares of the Company`s $.0001 par value common stock as compensation for its services. Resolve agreed to prepare and file a registration statement on or before December 31, 2003 and register the shares issued to Pinnacle. The agreement was approved by Cristino L. Perez, our Chief Financial Officer and a director. The other Board members, Don Quarterman and William A. Brown, abstained from the vote due to their conflict of interest, as disclosed above. According to the agreement, Resolve issued Pinnacle 100,000 shares of common stock upon signing of the agreement on February 1, 2003, with the remaining 850,000 shares being held in escrow and will vest over the term of the agreement as follows: 100,000 shares on March 1, 2003; 100,000 shares on April 1, June 1, August 1, September 1, and November 1, 2003 and 250,000 shares on February 1, 2004. Pinnacle and Resolve have agreed that the value of the shares is $.14 per share, and is commensurate with the value of the services to be provided by Pinnacle.


                                   MANAGEMENT

         The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person and the date such person became a director or executive officer. The executive officers are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

         Our directors and executive officers as of May 12, 2003, are as follows:

 Name                      Age      Position

 Wanda D. Dearth            50      Chief Executive Officer and Director

 Donald E. Quarterman, Jr.  34      President, Chief Operating Officer and Director

 William A. Brown           45      Executive Vice-President and Director

 Cristino L. Perez          58      Chief Financial Officer, Secretary, Treasurer, and
                                    Director


     Ms. Dearth serves as our Chief Executive Officer and director since February 10, 2003. Ms. Dearth has more than 15 years of health care staffing, marketing and management experience. Prior to joining us, Ms. Dearth was an independent consultant and a consultant with Comforce Nurse Staffing Services from January 2001 to February 2003. From June 2000 through December 2001, Ms. Dearth was Chief Operating Officer and President at Cryo-Cell International, Inc., a Nasdaq Small Cap company specializing in the storage of umbilical cord blood stem cells. From August 1998 to May 2000, Ms. Dearth was a business unit vice president with Kforce.com HealthCare, where she handled business development for the nurse staffing division and she served as a regional director for StarMed Staffing from January 1, 1998 to July 7, 1998.

     Mr. Quarterman joined us as President, Chief Operating Officer and director December 4, 2002. Mr. Quarterman brings with him over 7 years of staffing industry experience in venture capital, mergers and acquisitions, and strategic consulting. Mr. Quarterman is a Managing Partner and co-founder of Pinnacle Corporate Services, LLC, a business consulting firm that works with emerging growth companies in the areas of business and strategic planning, business development strategies, and executive and director recruitment, since August 2001. From 1997 to 2000, Mr. Quarterman was Director of Operations for Catalyst Ventures, an Investment Banking firm located in Tampa, Florida. From 1993 to 1997, Mr. Quarterman was a Vice President at Geneva Corporate Finance, one of the largest middle-market merger and acquisition firms in the United States. Mr. Quarterman earned an MBA degree, with a concentration in Finance and Entrepreneurship, from the University of South Florida.

     Mr. Brown joined Resolve Staffing, Inc as Vice-President and director on December 4, 2002. From October 2001 to April 2002, Mr. Brown was President of Integra Staffing, Inc., our predecessor company, and prior to that as an investor. After the acquisition of Integra Staffing, Inc. by Resolve, Mr. Brown continued to be involved as an investor and major shareholder. Mr. Brown is founder and President of J. B. Carrie Properties, Inc., a real estate management and development company which was organized in 1988. Mr. Brown is also involved in the senior assisted living business managing 3 facilities in the state of Florida. Mr. Brown graduated from Florida State University with a degree in Sociology.

     Mr. Perez has served as our Chief Financial Officer, Secretary, Treasurer and Director since December 12, 2001. Mr. Perez served as Secretary, Treasurer and Director of Integra since October 2001. From October 1999 to June 2002, Mr. Perez was employed by Baumann, Raymondo & Company, P.A., Certified Public Accountants with primary responsibilities for development of accounting and auditing services to small publicly held enterprises. From 1993 to 1999, Mr. Perez operated his own tax and accounting service, with concentration of services to small private and publicly held companies. Mr. Perez earned a BA degree in Accounting from the University of South Florida.

         Mr. R. Gale Porter served as President and director from December 12, 2001 until his resignation October 23, 2002. Mr. Porter resigned for personal financial reasons.

Executive compensation

         We entered into a letter agreement to retain Wanda D. Dearth as CEO on February 7, 2003. The agreement is for a term of three years, with an automatic renewal option, and provides for no compensation until March 30, 2003.

         The agreement provides for a $25,000 cash bonus payable no later than August 10, 2003, and monthly cash payments as follows:

                                                           Amount
                                                       ----------------
      April 1 to May 31, 2003                                  $ 5,000
      June 1 to August 31, 2003                                  7,000
      Beginning September 1, 2003                               10,000

         The agreement also provides for the issuance to Ms. Dearth of 275,000 shares of the Company`s $.0001 par value common stock from the Incentive Plan as part of the compensation package. Ms. Dearth will be issued 100,000 shares of common stock, with unconditional piggyback registration rights, with the remaining 175,000 shares being held in escrow and will vest over the employment term as follows:

                                                            Shares
                                                        ----------------
      May 10, 2003                                               30,000
      August 10, 2003                                            45,000
      November 10, 2003                                          50,000
      February 10, 2004                                          50,000

         Ms. Dearth and Resolve have agreed that the value of the shares is $.14 per share, and is commensurate with the value of the services to be provided by Ms. Dearth. The agreement also provides for the payment of $25,000 if Ms. Dearth is terminated in the first 90 days. The Board agreed to proceed with the development of an Employment Agreement embodying the above.



         We do not have employment contracts with any of our other management personnel.

                           SUMMARY COMPENSATION TABLE

         The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the three fiscal years ended December 31, 2002 for each person that served as our Chief Executive Officer. No executive officer`s salary and bonus exceeded $100,000 in any of the applicable years.
                           SUMMARY COMPENSATION TABLE


                                                                        Other
                                     Year                               Annual      Restricted                          All Other
                                    Ended                               Compen-        Stock      Options/     LTIP      Compen-
Name and Principal Position        Dec. 30       Salary      Bonus      sation        Awards        SARs      Payouts     sation

M. Richard Cutler,                   2002          -0-      -0-            -0-          -0-         -0-        -0-         -0-
President, Treasurer                 2001          -0-      -0-            -0-          -0-         -0-        -0-         -0-
And Secretary (1)                    2000          -0-      -0-            -0-          -0-         -0-        -0-         -0-

Rene Morissette,                     2002          -0-      -0-            -0-          -0-         -0-        -0-         -0-
President, Treasurer                 2001          750      -0-            -0-          -0-         -0-        -0-         -0-
And Secretary (2)                    2000          -0-      -0-            -0-          -0-         -0-        -0-         -0-

Charles Lincoln,                     2002          -0-      -0-            -0-          -0-         -0-        -0-         -0-
Chairman and                         2001          -0-      -0-            -0-          -0-         -0-        -0-         -0-
CEO (3)                              2000          -0-      -0-            -0-          -0-         -0-        -0-         -0-

R. Gale Porter,                      2002       37,450      -0-            -0-          -0-         -0-        -0-         -0-
President and COO (4)                2001          -0-      -0-            -0-          -0-         -0-        -0-         -0-
                                     2000          -0-      -0-            -0-          -0-         -0-        -0-         -0-

Donald E. Quarterman, Jr.,           2002        3,000      -0-            -0-          -0-         -0-        -0-         -0-
President and COO (5)                2001          -0-      -0-            -0-          -0-         -0-        -0-         -0-

                                     2000          -0-      -0-            -0-          -0-         -0-        -0-         -0-

-----------

(1) Appointed April 9, 1998; resigned September 27, 2001.
(2) Appointed September 26, 2001; resigned January 11, 2002.
(3) Appointed December 12, 2001; resigned March 18, 2002.
(4) Appointed March 18, 2002; resigned October 23, 2002
(5) Assumed the duties of Chief Executive on December 4, 2002.




                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                (INDIVIDUAL GRANTS)

                         Number of Securities       Percent of Total
                              Underlying             Options/SAR`s
                            Options/SAR`s         Granted to Employees        Exercise of
Name                         Granted (#)             in Fiscal Year       Base Price ($ / SH)     Expiration Date
------------------------ ---------------------   ---------------------- -----------------------   -----------------

M. Richard Cutler                None                     N/A                     N/A                   N/A

Rene Morissette                  None                     N/A                     N/A                   N/A

Charles Lincoln                  None                     N/A                     N/A                   N/A

R. Gale Porter                   None                     N/A                     N/A                   N/A

Donald E. Quarterman,            None                     N/A                     N/A                   N/A
Jr.



                                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                            AND FY-END OPTION/SAR VALUES


                            Shares                                                          Value of Unexercised
                         Acquired on       Value       Number of Unexercised Options        In-the-Money Options
Name                       Exercise      Realized       Exercisable / Unexercisable      Exercisable / Unexercisable
---------------------   ---------------  ------------ -------------------------------- -------------------------------

M. Richard Cutler            N/A            N/A                    None                              N/A

Rene Morissette              N/A            N/A                    None                              N/A

Charles Lincoln              N/A            N/A                    None                              N/A

R. Gale Porter               N/A            N/A                    None                              N/A

Donald E.                    N/A            N/A                    None                              N/A
Quarterman, Jr.


Compensation of directors

         Directors were not separately compensated for their services since inception.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth the beneficial ownership of our common stock as of May 12, 2003, by:

o each person who is known by us to beneficially own more than 5% of our common stock

o        each of the named executive officers and each of our directors; and

o        all of our officers and directors as a group


     Percentage of ownership is based on 6,191,082 shares outstanding as of May 15, 2003.

     For the table set forth below, William A. Brown is the control person of the William A. Brown Family Trust and the William A. Brown Family Partnership. Work Holdings LLC is controlled by Rene Morissette, its sole managing director. Global Partners LLC is controlled by Nilda Hoornik, its sole managing director.


                                          Number
                                        of  Shares
Name  and  Address  of               of  Common  Stock    Percentage  of
Beneficial  Owner                   Beneficially  Owned     Ownership
----------------                     ------------------     ---------


Charles  Lincoln  (1)
1600  S.  Federal  Highway,  Suite  200
Pompano  Beach,  FL  33062                      81,569    1.32%

R.  Gale  Porter  (2)
310  E.  Harrison
Tampa,  FL  33602                               300,000   4.85%

Cristino  L.  Perez  (3)
105  N.  Falkenburg  Road
Tampa,  Florida  33619                        2,855,848  37.63%


Donald  E.  Quarterman  (4)
3837  Northdale  Boulevard
Tampa,  FL  33624                            950,000   15.34%

Wanda  D.  Dearth  (5)
105  N.  Falkenburg  Road
Tampa,  Florida  33619                        275,000   4.44%

William  A.  Brown  (6)(8)
106  Stanley  Street
Tampa,  FL  33604                           5,028,995  58.08%

Rene  Morissette  (7)(8)
1410  W.  Perdiz
Tampa,  FL  33612                            458,582   7.16%

Work  Holdings  LLC  (9)
1410  W.  Perdiz
Tampa,  FL  33612                             427,560   6.69%

Nilda  Hoornik  (10)
3314  W  Pametto  St.
Tampa,  FL  33607                          2,777,421   36.76%

Global  Partners,  LLC(11)
3314  W  Pametto  St.
Tampa,  FL  33607                          2,776,421   36.75%

Pinnacle  Corporate  Services,  LLC(12)
3837  Northdale  Blvd.,  Suite  303
Tampa,  FL  33624                            950,000   15.34%


All  Officers  and  Directors  as  a
group  (4  persons)  (13)                  9,109,843  94.47%
________________

Footnotes  to  this  table  on  following  page

(1) Charles Lincoln was our Chairman and Chief Executive Officer until March 18, 2002. Includes 47,545 shares which he owns jointly with his spouse, 17,012 shares owned by Intequest, Inc. and 17,012 shares owned by Esprit Business Service, Inc., in which Mr. Lincoln is the sole stockholder in each corporation.

(2) Mr. R. Gale Porter was our Chief Operating Officer, President, and a director of the Company until his resignation on October 23, 2002. Includes 300,000 shares which he owns jointly with his spouse, and 3,079 shares corresponding to his interest in Work Holdings, LLC, a limited liability corporation.

(3) Cristino L. Perez is our Chief Financial Officer, Secretary, Treasurer, and is a director of the Company. Includes 45,027 shares owned directly by him, his spouse or jointly and 34,400 shares issuable upon the conversion of warrants. We have also attributed to Mr. Perez 1,412,921 shares of common stock and 1,363,500 shares issuable upon the exercise of warrants representing the securities owned by Global Partners, LLC in which Mr. Perez`s wife, through her individual retirement account, is a majority shareholder of Global Partners, LLC.

(4) Donald E. Quarterman, Jr. was appointed Chief Operating Officer, President and director on December 4, 2002. Includes 950,000 shares owned by Pinnacle Corporate Services, LLC, a Company in which Mr. Quarterman is a managing partner.

(5) Wanda D. Dearth was appointed Chief Operating Officer, President and director on February 10, 2003. Such figure assumes ownership by Ms. Dearth of 275,000 shares of our common stock.

(6) It includes 816,835 shares owned by the Trust controlled by William A. Brown as Trustee, and 750,000 shares issuable upon conversion of warrants owned by the Trust. It also includes 1,517,300 shares and 1,517,300 shares issuable upon exercise of warrants transferred to the Trust from the William A. Brown Family Partnership, also controlled by William A. Brown, as General Partner. We have also attributed to Mr. Brown 227,560 shares of common stock and 200,000 shares issuable upon the exercise of warrants representing the securities owned by Work Holdings LLC in which Mr. Brown, through his individual retirement account, is a majority shareholder of Work Holdings LLC.

(7) Mr. Morissette is the managing director of Work Holdings LLC. Accordingly, the amount attributable to Mr. Morissette includes 227,560 shares of common stock owned by Work Holdings LLC and 200,000 shares issuable upon the exercise of warrants owned by Work Holdings LLC. Such figure also includes 8,011 shares of common stock and 7,500 warrants to purchase common stock owned by Mr. Morrisette`s wife.

(8) Mr. Morissette is the managing director of Work Holdings LLC. Mr. William Brown owns 58.01% of Work Holdings LLC.

(9) Includes 200,000 shares of common stock issuable upon the exercise of warrants.

(10) Nilda Hoornik is the managing director of Global Partners LLC. Includes 1,000 shares that may be obtained by Ms. Hoornik upon the conversion of her debenture. Includes securities owned by owned by Global Partners LLC which includes 1,363,500 shares of common stock issuable upon the exercise of warrants and 1,412,921 shares of common stock.

(11) Includes 1,363,500 shares of common stock issuable upon the exercise of warrants and 1,412,921 shares of common stock.


(12) Donald E. Quarterman, Jr. is a managing partner of Pinnacle Corporate Services, LLC.

(13) Includes 3,451,700 that may be obtained by officers and directors and their related parties upon the exercise of outstanding warrants.





                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our business activities were organized by Mr. R. Gale Porter, our former president, Mr. Cristino Perez, our CFO, Mr. William A. Brown and Mr. Venancio Pardo, who are deemed to be promoters of our Company.

         In December 2001, we acquired Integra Staffing through the issuance of 50,000 shares of our commons tock, 76% of which were issued to the organizers in exchange for the outstanding shares of Integra as follows:

                  Name                                        Number of Shares
                 ---------------------------------          --------------------
                  Cristino L. Perez                                     7,750
                  William A. Brown Family Trust                        12,685
                  R. Gale Porter                                       17,500

         The remaining 12,065 shares were issued to a non-affiliated minority shareholder of Integra.

         On November 16, 2001, Resolve borrowed $7,300 from former shareholders of Integra and unrelated individuals secured by 5% convertible debentures due December 31, 2002. The debentures were convertible into Resolve`s $0.0001 par value common stock at $0.0001 per share through the debenture`s maturity date. On March 30, 2002, the debentures and accrued interest of $151 were converted into 248,667 common shares of the Company. Of these 248,667 shares, 156,636 shares (63%) were issued to our organizers as follows:

                  Name                                        Number of Shares
                 ---------------------------------------      ----------------
                  R. Gale Porter                                       53,065
                  William A. Brown Family Trust                        54,151
                  Global Partners LLC for the benefit
                     of Venancio Pardo                                 22,202
                  For the benefit of Cristino Perez`
                     spouse                                            27,218

         On June 24, 2002, Resolve sold 5,000,000 units, each consisting of one share of our common stock and one five-year $.15 common stock purchase warrant for $.04 per unit. Of that amount:

o 1,527,800 units were sold to our officers and directors for $1,376 in cash, the cancellation of $19,736 in notes, and the satisfaction $40,000 in outstanding debt of the Company.

o 2,890,200 units were sold to our shareholders owning 10% or more of the Company`s common stock for $18,664 in cash, the cancellation of $76,944 in notes, and the satisfaction of $20,000 in outstanding debt of the Company.

         The consideration we received from officers and directors for the issuance of 917,400 was as follows:

                                                              Number of             Consideration
                  Name                                        Units                 Received
                 ----------------------------------         ---------------     --------------------------------
                  Cristino L. Perez                              34,400                $1,376

                  Global Partners LLC for the
                    benefit of Mr. Perez` spouse                883,000         The proportional share of a cash
                                                                                payment of $18,288, the
                                                                                cancellation of Notes of
                                                                                $16,252 and $20,000 of debt on
                                                                                total purchases of 1,363,500
                                                                                units.

         The consideration we received from our 10% or more shareholders for 4,325,600 units was as follows:

                                                                 Number of               Consideration
                  Name                                            Units                  Received
                 ----------------------------------------     ---------------          --------------------------
                  William A. Brown Family                       1,517,300               Cancellation of $60,692
                     Limited Partnership                                                of Notes

                  R. Gale Porter                                1,493,400               Cancellation of
                                                                                        $19,736 of Notes and
                                                                                        $40,000 of debt

                  Venancio Pardo                                    9,400              $     376.00

                  Global Partners LLC for the benefit of:
                     Venancio Pardo                               255,000               $  3,420.20
                     Cristino L. Perez` spouse                    883,000               $ 11,843.27
                     Fiero Partners                               167,500               $    777.93



         In consideration for the immediate registration of 300,000 shares of the Company`s restricted common shares owned by R. Gale Porter, our former president, Mr. Porter agreed to contribute back to the Company 513,965 common shares and 743,400 common shares issuable upon conversion of warrants. Additionally, Mr. Porter agreed to subject the 300,000 shares to a lock-up agreement, whereby a maximum of 10,000 shares can be sold per month after 60 days from the time the Company`s shares first are listed on an exchange or on an electronic medium that provides real-time trade reporting or 180 days from the time the Company`s registration statement is declared effective.

         On November 22, 2002, Mr. Porter sold 750,000 units of the Company`s securities to the William A. Brown Family Trust. Each unit consists of one share of the Company`s common stock and one common stock purchase warrant. The consideration for the purchase and sale was a promissory note due June 30, 2003 for $30,000, secured by a pledge of the shares and warrants.

         Mr. Venancio Pardo`s adult daughter, who shares her parents` residence, purchased a 6% convertible debenture due June 30, 2003 from Resolve, which entitles her to convert such debenture into 1,000 shares of Resolve`s common stock. In addition, she is the sole owner of ICBM Corporation and its subsidiary 1Mundo, Inc. ICBM Corporation and 1Mundo, Inc. each purchased a 6% convertible debenture due June 30, 2003 from Resolve, which entitles them to convert such debentures into 1,000 shares of Resolve`s common stock.

         From January 1, 2002 through December 31, 2002, Mr. R. Gale Porter and Mr. Cristino L. Perez have provided services to our company in their capacity of President and CFO respectively. The services provided by Mr. Porter, valued at $37,450 were contributed to the Company. Of the services provided by Mr. Perez, valued at $44,100, $2,000 was paid in cash, and the remaining $42,100 were contributed to the Company. Mr. Perez has agreed to continue to provide services to our company until such time as we are able to generate sufficient funds for an adequate level of operations. Mr. Porter provided services to our company until his resignation on October 23, 2002.

         From September 27, 2001 until his resignation as president on October 23, 2002, Mr. R. Gale Porter had provided us with the use of executive offices at no cost to us. We no longer use such offices.


     During the year ended December 31, 2002, Resolve borrowed $67,000 from William A. Brown, executive vice-president and major shareholder of Resolve, of which $67,000 remains outstanding at December 31, 2002. The debt is evidenced by a promissory note due on March 31, 2004, with interest at the rate of 5% per annum payable quarterly in arrears starting March 31, 2003.

     On February 7, 2003, the Board of Directors approved a one-year agreement with Pinnacle Corporate Services, LLC ("Pinnacle") to provide Resolve with the following services: assistance and/or preparation of financial, strategic and business plans, assist and advise Resolve on recruiting key management talent and members of the board of directors, provide advise and consult with Resolve concerning management, products and services, and review and advise Resolve in its efforts to consolidate segments of the staffing industry. Pinnacle`s services regarding any potential acquisition will only be on a consulting basis. Don Quarterman is a co-founder and the current Managing Partner of Pinnacle and William Brown has had negotiations about becoming a significant investor in Pinnacle. Pinnacle will not be seeking, brokering, or negotiating any merger or acquisition nor will it engage in any capital raising on behalf of Resolve. There are no other relationships or associations between Pinnacle, its officers, directors and affiliates and Resolve or its respective officers, directors and affiliates. According to the agreement, Resolve will issue Pinnacle a total of 950,000 restricted shares of the Company`s $.0001 par value common stock as compensation for its services. Resolve agreed to prepare and file a registration statement on or before December 31, 2003 and register the shares issued to Pinnacle. The agreement was approved by Cristino L. Perez, our Chief Financial Officer and a director. The other Board members, Don Quarterman and William A. Brown, abstained from the vote due to their conflict of interest, as disclosed above. According to the agreement, Resolve issued Pinnacle 100,000 shares of common stock upon signing of the agreement on February 1, 2003, with the remaining 850,000 shares being held in escrow and will vest over the term of the agreement as follows: 100,000 shares on March 1, 2003; 100,000 shares on April 1, June 1, August 1, September 1, and November 1, 2003 and 250,000 shares on February 1, 2004. Pinnacle and Resolve have agreed that the value of the shares is $.14 per share, and is commensurate with the value of the services to be provided by Pinnacle.

       On May 14, 2003, we secured a $50,000 line of credit from Mercantile Bank, payable on demand, with interest at the rate of 3% above Mercantile Bank`s prime rate (currently 4.25%) per annum, payable monthly. The line of credit is secured by our general credit and is personally guaranteed by Mr. William A. Brown, our Executive Vice-President.


                            SELLING SECURITY HOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling security holders. We will not receive any proceeds from the resale of the common stock by the selling security holders.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares which the selling security holder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures is subject to adjustment depending on, among other factors, the number of shares outstanding at the time of conversion and could be materially less than the number estimated in the table.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                   Control Persons of Selling Security Holders

     William A. Brown is the control person of the William A. Brown Family Trust and the William A. Brown Family Partnership. Work Holdings LLC is controlled by Rene Morissette, its sole managing director. Global Partners LLC is controlled by Nilda Hoornik, its sole managing director.

         Other control persons and their respective entities are as follows:

  -Walter G. Masky, President of Video Concepts Limited, Inc.
  -Hans C. Beyer, President of Daedalus Consulting, Inc.
  -George Chaconas, Trustee of George Chaconas Trust
  -Patricia Pardo, President of ICBM Corporation and wholly owned subsidiary
   1Mundo, Inc.
  -Susan Morissette, General Partner of Fiero Partners, a general partnership


                                          Beneficial Ownership                           Beneficial Ownership
Name of                                     Prior to Offering          Shares               After Offering
Selling Security Holders                    Shares   Percentage      Offered (1)         Shares      Percentage
---------------------------------         ---------- ----------     -------------      --------------------------

R. Gale Porter                      (2)     300,000   4.85%              300,000                 0        0.00%
Cristino L. Perez                   (3) 2,855,848    37.63%               79,427                 0        0.00%
William A. Brown Family Trust       (4)   5,028,995  50.41%              799,836         3,801,600       48.38%
Nilda Hoornik                       (5)   2,776,421  36.75%            1,083,420         1,693,001       22.67%
C. Bruce Gordy                      (6)     119,908   1.92%              119,908                 0        0.00%
Frank Hartman                                81,655   1.32%               81,655                 0        0.00%
Ronald E. Dowdy                             119,908   1.94%              119,908                 0        0.00%
Rene Morissette                     (7)     443,071    6.
92%            415,511            27,560        *%
Charles & Lorraine Lincoln                   81,569    1.32%              71,317            10,252            *
Video Concepts Ltd., Inc.                    59,954    *%               59,954                 0        0.00%
Arthur G. Knox                                4,000      *                 4,000                 0        0.00%
Brenda Holson                                50,000      *                50,000                 0        0.00%
Susan Morisette. IRA                         15,511      *                15,511                 0        0.00%
Venancio Pardo                    (8)        18,800      *                18,800                 0        0.00%
Stephanie Crumpler                              784      *                   784                 0        0.00%
Jaime Ceniceros                                  17      *                    17                 0        0.00%
Cora Lo                                          17      *                    17                 0        0.00%
Sheri Skiba                                      17      *                    17                 0        0.00%
Susan Egbert                                     17      *                    17                 0        0.00%
Mike Cutler                                      17      *                    17                 0        0.00%
Frank Hartman, Custodian                         15      *                    15                 0        0.00%
for Ginifer Hartman
Adam T. Parson                    (9)           200      *                   200                 0        0.00%
Emileigh Bernstein                (9)(10)       150      *                   150                 0        0.00%
Gregory A. Brigham                (9)(11)       150      *                   150                 0        0.00%
Christian Brigham                 (9)(11)       150      *                   150                 0        0.00%
Michelle Bernstein                (9)(10)       200      *                   200                 0        0.00%
Phil Poole                        (9)           200      *                   200                 0        0.00%
Heather Borgendale                (9)(12)       400      *                   400                 0        0.00%
Susan Borgendale                  (9)(12)       500      *                   500                 0        0.00%
Peter La Bruzzo                   (9)           175      *                   175                 0        0.00%
Lech  Zychlinski                  (9)           175      *                   175                 0        0.00%
Rose Rosa                         (9)            50      *                    50                 0        0.00%
Tom Pryor                         (9)           100      *                   100                 0        0.00%
Mildred Cruz                      (9)(13)       100      *                   100                 0        0.00%
Jorge Cruz                        (9)(13)       100      *                   100                 0        0.00%
Sandra Rizzi                      (9)(14)       100      *                   100                 0        0.00%
David Rizzi                       (9)(14)       100      *                   100                 0        0.00%
Alfred Hoornik, Jr.               (9)(15)       500      *                   500                 0        0.00%
Steven D. Hamilton                (9)(16)       500      *                   500                 0        0.00%
Selwyn Dusheiko                   (9)(17)     1,000      *                 1,000                 0        0.00%
Selwyn Dusheiko f/b/o Joshua      (9)(17)       250      *                   250                 0        0.00%
Edelman
William C. Rawheiser              (9)           300      *                   300                 0        0.00%
Juan Carnovali                    (9)         3,000      *                 3,000                 0        0.00%
Orlando Jr. or Caridad Sosa       (9)         1,000      *                 1,000                 0        0.00%
Rosario Pardo                     (9)(18)     2,000      *                 2,000                 0        0.00%
Rafael C. and/or Juana E.         (9)         1,000      *                 1,000                 0        0.00%
  Couvertie
Monica Pardo                      (9)(18)     2,000      *                 2,000                 0        0.00%
Kyoung Eun Ahn                    (9)           250      *                   250                 0        0.00%
Vinicio Ramirez                   (9)           750      *                   750                 0        0.00%
Patricia Pardo                    (9)         1,000      *                 1,000                 0        0.00%
Daniel and/or Lori J. Alonso      (9)         2,000      *                 2,000                 0        0.00%
Jose C Tejeda                     (9)         1,000      *                 1,000                 0        0.00%
Veronica and/or Alfred M.         (9)         2,000      *                 2,000                 0        0.00%
   Desrosiers
Wilfredo and/or Maria del         (9)         2,000      *                 2,000                 0        0.00%
    Carmen Alonso
Lisa Jalayer                      (9)         1,000      *                 1,000                 0        0.00%
Celia Rodriguez                   (9)         1,000      *                 1,000                 0        0.00%
Tracy L Blevins                   (9)           200      *                   200                 0        0.00%
Kelly Kauffman                    (9)           200      *                   200                 0        0.00%
William F and Alice V Merlin      (9)(19)     1,000      *                 1,000                 0        0.00%
Alice V and William F Merlin      (9)(19)     1,000      *                 1,000                 0        0.00%
Wade L Kohn                       (9)         1,000      *                 1,000                 0        0.00%
Willard C Hunter                  (9)         1,000      *                 1,000                 0        0.00%
R. Gale Porter, Jr.               (9)(20)     1,000      *                 1,000                 0        0.00%
Deborah A Erdahl                  (9)           200      *                   200                 0        0.00%
William F Merlin, Jr.             (9)(19)     1,000      *                 1,000                 0        0.00%
William K Porter                  (9)         1,000      *                 1,000                 0        0.00%
Michele Walters                   (9)         1,000      *                 1,000                 0        0.00%
Lillian G Weaver                  (9)           200      *                   200                 0        0.00%
J. Bryan Yoho                     (9)         1,000      *                 1,000                 0        0.00%
Barbara Green                     (9)           200      *                   200                 0        0.00%
Nilda Hoornik              (5)    (9)         1,000      *                 1,000                 0        0.00%
John Toledo                       (9)(21)       250      *                   250                 0        0.00%
Maria J. Toledo                   (9)(21)       300      *                   300                 0        0.00%
Joe or Isabel Martinez            (9)(22)       500      *                   500                 0        0.00%
Michael Toledo                    (9)(21)       250      *                   250                 0        0.00%
Luis and/or Helen Diaz, Jr.       (9)           500      *                   500                 0        0.00%
Raul Lavin                        (9)           500      *                   500                 0        0.00%
Arcilio Valdivia                  (9)           500      *                   500                 0        0.00%
Mark D. Chamberlain               (9)           350      *                   350                 0        0.00%
Heinrich W.W. Bracker             (9)           350      *                   350                 0        0.00%
Tom Nichols                       (9)           350      *                   350                 0        0.00%
Lucy Barbeiro                     (9)           300      *                   300                 0        0.00%
Sean Austin                       (9)(23)       300      *                   300                 0        0.00%
Hannah L. Miller                  (9)           750      *                   750                 0        0.00%
Carole Lynn Morris                (9)           750      *                   750                 0        0.00%
Kevin J. Collins                  (9)         1,000      *                 1,000                 0        0.00%
Chandra A. Rusk                   (9)           500      *                   500                 0        0.00%
Stacy L Bagley                    (9)         1,000      *                 1,000                 0        0.00%
Kimberly Covey                    (9)         1,000      *                 1,000                 0        0.00%
Camille Lamar Roberts             (9)         1,000      *                 1,000                 0        0.00%
Gina M. Owen                      (9)         1,000      *                 1,000                 0        0.00%
Jimmie Beck                       (9)         1,000      *                 1,000                 0        0.00%
Kaaren E. Richardson              (9)           500      *                   500                 0        0.00%
Marco T. Villalobos               (9)           100      *                   100                 0        0.00%
Sandra Lee Vitale                 (9)           200      *                   200                 0        0.00%
Suzanne Mainzer                   (9)           200      *                   200                 0        0.00%
                                       31
Peter La Manna                    (9)           500      *                   500                 0        0.00%
Sergio G. Menendez                (9)         1,000      *                 1,000                 0        0.00%
Kenneth E. O`Rorke                (9)         1,000      *                 1,000                 0        0.00%
Rekha M. Bakarania                (9)         1,000      *                 1,000                 0        0.00%
Vivek R. Rao                      (9)         1,000      *                 1,000                 0        0.00%
Stewart Nazzaro                   (9)         1,000      *                 1,000                 0        0.00%
Raghavendra R. Vijayanagar        (9)         1,000      *                 1,000                 0        0.00%
Jess G. Tucker                    (9)         1,000      *                 1,000                 0        0.00%
Brendon K. Rennert                (9)         1,000      *                 1,000                 0        0.00%
Daedalus Consulting, Inc          (9)         1,000      *                 1,000                 0        0.00%
Rebecca Weightman                 (9)           200      *                   200                 0        0.00%
William F. Lincoln, MD            (9)(24)     1,000      *                 1,000                 0        0.00%
Jacqueline Anne Lincoln           (9)(24)     1,000      *                 1,000                 0        0.00%
Bradford G. Shulkin               (9)         1,000      *                 1,000                 0        0.00%
Hilary Ponticelli                 (9)         1,000      *                 1,000                 0        0.00%
Tyler Tuchow                      (9)(25)     1,000      *                 1,000                 0        0.00%
Stacy Tuchow                      (9)(25)     1,000      *                 1,000                 0        0.00%
Gloria Reinhardt                  (9)         1,000      *                 1,000                 0        0.00%
Joi-Phyle Hallem                  (9)         1,000      *                 1,000                 0        0.00%
Jay C. Jumper                     (9)(26)     1,000      *                 1,000                 0        0.00%
Dawn L. Jumper                    (9)(26)     1,000      *                 1,000                 0        0.00%
Mathew A. Stanchie                (9)         1,000      *                 1,000                 0        0.00%
Patricia L Scanlan                (9)         1,000      *                 1,000                 0        0.00%
Alex J. Sparra, II                (9)         1,000      *                 1,000                 0        0.00%
Marilynn K. Obrig                 (9)         1,000      *                 1,000                 0        0.00%
Olen Serrat                       (9)           500      *                   500                 0        0.00%
Craig A. Kessinger                (9)           500      *                   500                 0        0.00%
Roy M. Barnhart                   (9)         1,000      *                 1,000                 0        0.00%
Patricia B. Stewart               (9)         1,000      *                 1,000                 0        0.00%
Vernon Barclay                    (9)         1,000      *                 1,000                 0        0.00%
John Kingman Keating              (9)         1,000      *                 1,000                 0        0.00%
Cole Whitaker                     (9)         1,000      *                 1,000                 0        0.00%
James E. Meyer                    (9)         1,000      *                 1,000                 0        0.00%
Richard Rankin                    (9)         1,000      *                 1,000                 0        0.00%
Erin Dowdy                        (9)(27)     1,000      *                 1,000                 0        0.00%
Megan Dowdy                       (9)(27)     1,000      *                 1,000                 0        0.00%
George Chaconas Trust             (9)         1,000      *                 1,000                 0        0.00%
John V. Trujillo I/T/F John V.
Trujillo, Jr and Jayna J.         (9)         1,000      *                 1,000                 0        0.00%
Trujillo
Brenda Holson                     (9)         1,000      *                 1,000                 0        0.00%
John E. Helms                     (9)         1,000      *                 1,000                 0        0.00%
Christina H. Brown                (9)         2,000      *                 2,000                 0        0.00%
Jerry Knox                        (9)(28)     1,000      *                 1,000                 0        0.00%
Arthur G. Knox                    (9)(28)     1,000      *                 1,000                 0        0.00%
Vernon Strokes                    (9)         1,000      *                 1,000                 0        0.00%
John L. Muench                    (9)         1,000      *                 1,000                 0        0.00%
Matt Patterson                    (9)           200      *                   200                 0        0.00%
ICBM Corporation                  (9)         1,750      *                 1,750                 0        0.00%
Terence McCarty                   (9)         1,000      *                 1,000                 0        0.00%
Roberta Dantico                   (9)         1,000      *                 1,000                 0        0.00%
Michael J. Echevarria             (9)         1,000      *                 1,000                 0        0.00%
Tony Muniz, Jr.                   (9)         1,000      *                 1,000                 0        0.00%
Michael S. McConnell              (9)         1,000      *                 1,000                 0        0.00%
Randy R. Barbas                   (9)         1,000      *                 1,000                 0        0.00%
Philip J. Ciaravella              (9)         1,000      *                 1,000                 0        0.00%
Robert E. Johnson                 (9)         1,000      *                 1,000                 0        0.00%
Allen Kinley                      (9)         1,000      *                 1,000                 0        0.00%
1Mundo, Inc.                      (9)         1,000      *                 1,000                 0        0.00%
Michael Edward Eggleston          (9)         1,000      *                 1,000                 0        0.00%
Malcolm G. Taaffee                (9)         1,000      *                 1,000                 0        0.00%
Jose A. Torrado                   (9)         2,000      *                 2,000                 0        0.00%
Fiero Partners                    (9)         2,000      *                 2,000                 0        0.00%
-----------------
*     Less than .01%

(1) Represents 111,500 shares of common stock issuable upon conversion of 6% debentures held by the selling security holders. The 6% debentures are due June 30, 2003 and are convertible at the rate of $.10 per share. Because the number of shares of common stock issuable upon conversion of the debentures is dependent in part upon the number of shares of the common stock outstanding prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate and cannot be determined at this time. However, each selling security holder has contractually agreed to restrict its ability to convert its debentures and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. Also includes 1,750,000 shares of the 5,000,000 issuable upon conversion of warrants at $.15 per share and includes 1,465,260 shares currently issued and outstanding. The remaining 3,250,000 underlying the warrants belonging to officers, directors and major shareholders are not being registered at this time.

(2) Mr. R. Gale Porter served as the Company`s Chief Operating Officer, President, and is a director of the Company until his resignation on October 23, 2002. The ownership consist of 300,000 shares which he owns jointly with his spouse. This ownership does not include the underlying interest in 3,079 shares owned by Work Holdings, LLC, a limited liability corporation whose sole managing director is Rene Morissette, in which Mr. Porter has a 1.35% interest. Mr. Porter disclaims beneficial interest of the shares owned by Work Holdings, LLC in that he has neither voting nor investment powers with respect to such shares. On November 22, 2002, Mr. Porter sold 750,000 shares and 750,000 shares issuable upon conversion of warrants in a private transaction to the William A. Family Trust. In consideration of registration rights on the 300,000 shares by the Company, Mr. Porter agreed to return 513,965 shares and 743,400 shares issuable upon conversion of warrants to the Company for cancellation. Additionally, Mr. Porter agreed to subject the 300,000 shares to a lock-up agreement, whereby a maximum of 10,000 shares can be sold per month after 60 days from the time the Company`s shares first are listed on an exchange or on an electronic medium that provides real-time trade reporting or 180 days from the time the Registration Statement is declared effective .

(3) Cristino L. Perez is the Company`s Chief Financial Officer, Secretary, Treasurer, and is a director of the Company. Includes 45,027 shares which he or his spouse own directly and jointly with his spouse and 34,400 shares issuable upon conversion of warrants to him. It also includes 1,412,921 shares and 1,363,500 shares issuable upon conversion of warrants owned by Global Partners, LLC, a limited liability corporation, in which Mr. Perez`s spouse has a majority interest. This ownership does not include the underlying interest in 4,169 shares owned by Work Holdings, LLC, a limited liability corporation whose sole managing director is Rene Morissette, in which Mr. Perez has a 1.83% interest. Mr. Perez disclaims beneficial interest of the shares owned by Work Holdings, LLC in that he has neither voting nor investment powers with respect to such shares.

(4) William A. Brown Family Trust consists of 816,835 shares owned by the trust controlled by William A. Brown as Trustee, and 750,000 shares isssuable upon conversion of warrants owned by the Trust. It also includes 1,517,300 shares previously owned by the William A. Brown Family Partnership, also controlled by William A. Brown, as General Partner, and 1,517,300 shares issuable upon conversion of warrants also previously owned by the Partnership, which were transferred to the Trust. This ownership also includes the underlying interest in 227,560 shares owned by Work Holdings, LLC, a limited liability company whose sole managing director is Rene Morissette, and 200,000 shares issuable upon conversion of warrants owned by Work Holdings, LLC. Mr. Brown owns a majority interest in Work Holdings, LLC.

(5) Nilda Hoornik consisting of 1,412,921 shares owned by Global Partners, LLC, a limited liability company in which she is the sole managing director, and 1,363,500 shares issuable upon conversion of warrants owned by this limited liability corporation. These shares are beneficially owned, based on their interest in the corporation as follows: Elona Perez`s individual retirement account, 63.87%; Cristino L. Perez, 9.0%; Venancio Pardo`s individual retirement account, 10.16%; Fiero Partners, 12.06%; and others, 4.90%. Nilda Horrnik also owns 1,000 shares issuable upon conversion of a debenture. Ms. Hoornik is the sister of Cris Perez, our chief financial officer and a director.

(6) C. Bruce Gordy consisting of 61,906 shares owned directly by him, and 58,000 shares issuable upon conversion of warrants also owned by him. This ownership does not include the underlying interest in 58,000 shares owned by Work Holdings, LLC, a limited liability company whose sole managing director is Rene Morissette, and 58,000 shares issuable upon conversion of warrants owed by Work Holdings, LLC. Mr. Gordy disclaims beneficial interest of the shares owned by Work Holdings, LLC in that he has neither voting nor investment powers with respect to such shares.

(7) Rene Morissette consisting of 8,011 shares owned directly by him, and 7,500 shares issuable upon conversion of warrants owned by him, and 227,559 shares and 200,000 shares issuable upon conversion of warrants owned by Work Holding, LLC, a limited liablility company in which he is the sole managing director. These shares are beneficially owned, based on their interest in the corporation as follows: Charles Lincoln, 5.4%; R. Gale Porter, 1.35%; Venancio Pardo`s individual retirement account, 3.53%; Cristino L. Perez, 1.83%; , C Bruce Gordy, 25.49%; William A. Brown`s individual retirement account, 58.01%, and others 4.4%.

 (8) Venancio Pardo consisting of 9,400 shares owned directly by him, and 9,400 shares issuable upon conversion of warrants owned by him. This ownership does not include the underlying interest in 152,202 shares owned by Global Partners, LLC, a limited liability corporation whose sole managing director is Nilda Hoornik, and 130,000 shares issuable upon conversion of warrants owned by this limited liability corporation, in which Mr. Pardo has a 10.16% interest. Mr. Pardo disclaims beneficial interest of the shares owned by Global Partners, LLC in that he has neither voting nor investment powers with respect to such shares. This ownership does not include the underlying interest in 8,026 shares owned by Work Holdings, LLC, a limited liability corporation whose sole managing director is Rene Morissette, in which Mr. Pardo has a 3.53% interest. Mr. Pardo disclaims beneficial interest of the shares owned by Work Holdings, LLC in that he has neither voting nor investment powers with respect to such shares.


(9)   Consists solely of shares issuable upon conversion of a debenture.

(10)  Emileigh Bernstein and Michelle Bernstein are husband and wife.

(11)  Gregory A. Brigham is the father of Christian Brigham.

(12)  Susan Borgendale is the mother of Heather Borgendale.

(13)  Jorge Cruz and Mildred Cruz are husband and wife.

(14)  David Rizzi and Sandra Rizzi are husband and wife.

(15)  Alfred Hoornik, Jr. is the nephew of Chris Perez, our Chief Financial Officer and a director.

(16)  Steven D. Hamilton is the nephew of Chris Perez, our Chief Financial Officer and a director.

(17)  Selwyn Dusheiko is the brother in law of Chris Perez, our Chief Financial Officer and a director.

(18)  Rosario Pardo is the son of Benny Pardo.

(19)  William F Marlin and Alice V Marlin are the parents of William F Marlin, Jr.

(20)  R. Gale Porter, Jr. is the son of Gale Porter, our former President.

(21)  John Toledo and Michael Toledo are brothers and the sons of Maria J. Toledo.

(22)  Joe and Isabel Martinez are the uncle and aunt of Chris Perez, our Chief Financial Officer and a director.

(23)  Sean Austin is the cousin of Chris Perez, our Chief Financial Officer and a director.

(24)  William F. Lincoln and Jacqueline Anne Lincoln are husband and wife.  Mr. Lincoln

(25)  Tyler Tuchow and Stacy Tuchow are husband and wife.

(26)  Jay C. Jumper and Dawn L. Jumper are husband and wife.

(27)  Erin Dowdy and Megan Dowdy are sisters and the daughters of Ronald Dowdy.

Arthur G. Knox is the father of Jerry Knox


         Jess G. Tucker is named as a selling security holder for up to 1,000 shares of Common Stock in this prospectus. He is associated with James I. Black & Company, Lakeland, Florida, a broker-dealer and a member of the National Association of Securities Dealers, Inc. James I. Black & Company will not be a participant in the distribution of any of the securities. Mr. Tucker purchased his securities in the ordinary course of his business and, at the time of the purchase of the securities to be resold, the seller had no agreements or understanding directly or indirectly with any person to distribute the Company`s securities.


                              PLAN OF DISTRIBUTION

The shares may be sold or distributed from time to time by the selling security holders named in this prospectus, by their donees or transferees, or by their other successors in interest. The shares are being sold by the selling securityholders in separate transactions at $.25 per share until shares of our common stock are quoted, if at all, on the OTC Bulletin Board or the proposed Bulletin Board Exchange. Thereafter, the non-affiliated selling security holders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Each selling security holder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents.

Each selling security holder will be deemed an underwriter of the shares of stock which they are offering.

Cristino Perez, William A. Brown Family Trust, Global Partners, LLC, Work Holdings LLC, R. Gale Porter, Nilda Hoormik, Rene Morissette and Venancio Pardo, who are our affiliated selling securityholders, may offer up to (a) 1,329,505 shares of common stock currently held and (b) 1,383,000 shares of our common stock issuable upon the exercise of outstanding warrants.

The affiliated selling shareholders, Cristino Perez, William A. Brown Family Trust, Global Partners, LLC, Work Holdings LLC, R. Gale Porter, Nilda Hoormik, Rene Morissette and Venancio Pardo, may only sell their shares at a fixed price for the duration of the offering. If and when our common stock is traded on the OTC Bulletin Board, only the non-affiliated shareholders may be allowed to sell their shares at market prices.

         The selling security holders may offer their shares at various times in one or more of the following transactions:

o in ordinary brokers` transactions and transactions in which the broker solicits purchasers;
o in transactions involving cross or block trades or otherwise on an appropriate market;
o    in transactions "at the market" to or
     through market makers in the common stock or into an existing market for the common stock;
o in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;
o through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;
o    in privately negotiated transactions;
o     in  transactions  to cover short sales; or
o    in a combination of any of the
     foregoing transactions.

         The selling security holders also may sell their shares in accordance with Rule 144 under the Securities Act of 1933.

         From time to time, one or more of the selling security holders may pledge or grant a security interest in some or all of the shares owned by them. If the selling security holders default in performance of the secured obligations, the pledgees or secured parties may offer and sell the shares from time to time. The selling security holders also may transfer and donate shares in other circumstances. The number of shares beneficially owned by selling security holders who transfer, donate, pledge or grant a security interest in their shares will decrease as and when the selling security holders take these actions. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees or other successors in interest will be selling security holders for purposes of this prospectus. Prior to donees, pledges, assignees, transferees or successors in interest selling any shares registered hereunder, a post-effective amendment to this registration statement must be filed.

         A selling security holder may sell short the common stock. The selling security holder may deliver this prospectus in connection with such short sales and use the shares offered by this prospectus to cover such short sales.

         A selling security holder may enter into hedging transactions with broker-dealers. The broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling security holder, including positions assumed in connection with distributions of the shares by such broker-dealers. A selling security holder also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer such shares. In addition, a selling security holder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling security holder of the secured obligation, may sell or otherwise transfer the pledged shares.

         The selling security holders may use brokers or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling security holders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular person may be less than or in excess of customary commissions. The selling security holders and any agents or broker-dealers that participate with the selling security holders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling security holders can presently estimate the amount of such compensation. In the event that a selling shareholder engages a broker-dealer, we will file a post-effective amendment to this registration statement describing the arrangements between such selling shareholder and the broker-dealer.

         We have advised the selling security holders that during such time as they may be engaged in a distribution of the shares, they are required to comply with Regulation M under the Securities Exchange Act. With certain exceptions, Regulation M prohibits any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of the shares.

         Under our agreements with the selling security holders, we are required to bear the expenses relating to this offering, excluding any underwriting discounts or commissions, brokerage fees, stock transfer taxes and fees of legal counsel to the selling security holders. We estimate these expenses will total approximately $40,000.

         We have agreed to indemnify most of the selling security holders against certain liabilities, including certain liabilities under the Securities Act, including Mr. Perez, Mr. Pardo, Mr. Porter (until his resignation on October 23, 2002), Mr. Brown and the entities controlled by them. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant under these provisions, the registrant has been informed that in the opinion of the securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         It is possible that a significant number of shares could be sold at the same time. Such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for the common stock.

         This offering by any selling security holder will terminate two years from the date of this prospectus or, if earlier, on the date on which the selling security holder has sold all of his shares.

Penny Stock Rules

         Our common stock is subject to the "penny stock" rules that impose additional sales practice requirements should because our shares presently do not trade in any market and can be expected to trade below $5.00 per share. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the common shares and must have received the purchaser`s written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also disclose:

o the commission payable to both the broker-dealer and the registered representative,

o    current quotations for the securities, and

o if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer`s presumed control over the market.

         Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         These rules apply to sales by broker-dealers to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), unless our common shares trade above $5.00 per share. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell shares of our common stock, and may affect the ability to sell the shares in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral.

Underwriter Status

         The selling security holders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act. Our affiliates who are selling shareholders, R. Gale Porter, Cristino Perez, Nilda Hoornik, William A. Brown Family Trust and William A. Brown Family Limited Partnership, Global Partners LLC and Vernacio Pardo, are underwriters in this offering. Because the selling security holders are deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements.

         We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling security holders and their officers, directors, employees and agents, and each person who controls any selling security holder, in certain circumstances against liabilities, including liabilities arising under the Securities Act. Each selling security holder has agreed to indemnify us and our directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

         If the selling security holder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling security holder and the broker-dealer.



                            DESCRIPTION OF SECURITIES

            The following is a summary of our Articles of Incorporation, as amended.

Common Stock

            Our Articles of Incorporation authorizes the issuance of up to 50,000,000 shares of common stock and 10,000,000 shares of preferred stock.

            Each share of our common stock entitles its holder to one vote upon all matters on which holders of our common stock are entitled to vote under applicable law or otherwise. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of our directors. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each share of common stock will be entitled to share ratably in any assets available for distribution to holders of our equity securities after satisfaction of all liabilities and after providing for each class of stock, if any, having preference over the common stock.

            The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is issued.

Preferred Stock

            Our board of directors is authorized by our certificate of incorporation to issue up to ten million shares of one or more series of serial preferred stock. No shares of serial preferred stock have been authorized or designated for future issuance by our board. In addition, we have no present plans to issue any such shares.

            In the event that our board of directors does authorize, designate and issue shares of serial preferred stock, it may exercise its discretion in establishing the terms of such serial preferred stock. In the exercise of such discretion, our board may determine the voting rights, if any, of the series of serial preferred stock being issued, which could include the right to vote separately or as a single class with our common stock and/or other series of serial preferred stock; to have more or less voting power per share than that possessed by our common stock or other series of serial preferred stock; and to vote on certain specified matters presented to the shareholders or on all of such matters or upon the occurrence of any specified event or condition. On our liquidation, dissolution or winding up, the holders of serial preferred stock may be entitled to receive preferential cash distributions fixed by our board when creating the particular series of preferred stock before the holders of our common stock are entitled to receive anything. Serial preferred stock authorized by our board could be redeemable or convertible into shares of any other class or series of our capital stock.

            The issuance of serial preferred stock by our board of directors could adversely affect the rights of holders of our common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The issuance of serial preferred stock could be used to discourage or prevent efforts to acquire control of our company through the acquisition of shares of our common stock, even if a change in control were in our stockholders` interest.

Warrants

         Each of the 4,256,600 outstanding warrants represent the right to acquire one share of common stock at an initial exercise price of $.15 per share for a period of five years ending June 30, 2007. The exercise price and the number of shares issuable upon exercise of the warrants will be adjusted upon the occurrence of the following events:

o    issuance of common stock as a dividend on shares of common stock,

o subdivisions, reclassifications or combinations of the common stock or similar events.

         The warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of common stock for less than the exercise price of the warrants or the current market price of our securities and do not entitle warrant holders to any voting or other rights as a shareholder until such warrants are exercised and common stock is issued.

         The warrants contain a provision referred to as a "net exercise provision" that allows the holder to convert the warrants into shares of our common stock, without making any cash payment. If the holder elects to exercise this net exercise right, the holder authorizes the company to withhold the number of shares that would have to be sold at the prevailing market price at the time of exercise to pay the exercise price. For example, if our stock has a market price of $.60 per share and a holder exercises the net exercise right for 10,000 warrants, the holder would receive 7,500 shares. This is because the holder would have had to sell 2,500 shares at $.60 in order to pay the $1,500 exercise price for 10,000 shares (10,000 x $.15 = $1,500). This example is an illustration and should not be interpreted as any indication of whether a market for our common stock will develop.

         Holders of warrants may exercise their warrants for the purchase of shares of common stock and resell such shares only if a current prospectus relating to such shares is then in effect and only if such shares are qualified for sale, or deemed to be exempt from qualification under applicable state securities laws. We are required to use our best efforts to maintain a current prospectus relating to such shares of common stock at all times when the market price of the common stock exceeds the exercise price of the warrants until the expiration date of the warrants, although there can be no assurance that we will be able to do so.

         The shares of common stock issuable on exercise of the warrants will be, when issued in accordance with the warrants, duly and validly issued, fully paid and non-assessable. At all times that the warrants are outstanding, we will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

         For the term of the warrants, the holders thereof are given the opportunity to profit from an increase in the per share market price of our common stock, with a resulting dilution in the interest of all other stockholders. So long as the warrants are outstanding, the terms on which we could obtain additional capital may be adversely affected. The holders of the warrants might be expected to exercise the warrants at a time when we would, in all likelihood, be able to obtain additional capital by a new offering of securities on terms more favorable than those provided by the warrants.

Option Plan

     During the year ended December 31, 2001, Resolve adopted a 2001 Equity Incentive Plan ("Incentive Plan") for the benefit of key employees (including officers and employee directors) and consultants of Resolve and its affiliates. The Incentive Plan is intended to provide those persons who have substantial responsibility for the management and growth of Resolve with additional incentives and an opportunity to obtain or increase their proprietary interest in Resolve, encouraging them to continue in the employ of Resolve. On May 28, 2002, Resolve`s 2001 Stock Incentive Plan was amended to restore the number of shares which may be issued under the plan to 3,000,000 and to permit the issuance of unrestricted shares.


Transfer and Warrant Agent

         Florida Atlantic Stock Transfer, Inc.  serves as our transfer agent.

Indemnification

         Our certificate of incorporation allows us to indemnify our officers and directors to the maximum extent allowed under Nevada law. This includes indemnification for liability which could arise under the Securities Act. We have agreed to indemnify certain selling security holders against some liabilities, as more fully set forth in registration rights agreements, including liabilities under he Securities Act, and to contribute to payments such selling security holders may be required to make.

         Certain selling security holders have agreed to indemnify us, our officers and directors against some liabilities, as more fully set forth in the registration rights agreements, including liabilities under the Securities Act, and to contribute to payment we and our controlling persons may be required to make.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant under these provisions, the registrant has been informed that in the opinion of the securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  LEGAL MATTERS

The validity of our common stock offered hereby is being passed upon for Resolve Staffing, Inc. by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

         The financial statements as of and for the years ended December 31, 2002 and 2001 included in this Prospectus have been so included in reliance on the report of Timothy M. Griffiths, CPA, independent certified public accountant, given on the authority of said firm as experts in auditing and accounting.

Changes in and disagreements with accountants on accounting and financial disclosure

         On March 1, 2002, our Board of Directors adopted a resolution changing our independent accountant from Haskell & White, LLP (the "Former Accountant") to the firm of Timothy M. Griffiths, Certified Public Accountant (the "New Accountant"). The action was taken principally because we had completed the acquisition of Integra and the board decided it would be in our best interest to utilize the services of Integra`s auditor. During the fiscal year ended December 31, 2000 and 1999, and for the periods from inception on April 9, 1998 through December 31, 2000, and any subsequent interim period to the date of the dismissal (February 26, 2002), we had no disagreement with our Former Accountant on any matter of accounting principal or practice, financial statement disclosure or auditing scope or procedure which would have caused the Former Accountant to make reference in its report upon the subject matter of disagreement. The Former Accountant previously issued a report dated March 27, 2001 on our financial statements as of and for the year ended December 31, 2000 and 1999, and for the period from inception on April 9, 1998 through December 31, 2000. The report did not contain an adverse opinion or disclaimer of opinion or qualification as to audit scope or accounting principle. The Former Accountant`s report did contain additional disclosure relating to uncertainty as to our ability to continue as a going concern but did not contain any adjustment for the disclosed uncertainties. The Former Accountant reviewed this disclosure and has furnished us with a letter addressed to the SEC that did not contain any new information or clarification of the disclosure.

         We did not consult with the New Accountant regarding any matters prior to its engagement, including matters relating to the application of accounting principles, although the New Accountant rendered an unqualified audit report on Integra`s balance sheets as of December 31, 2000 and 1999 and related statements of operations, cash flows and stockholders` equity for the year ended December 31, 2000 and the period from inception (August 16, 1999) to December 31, 1999, which was included in our Form 8-K dated December 12, 2001, as amended.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Resolve Staffing, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC").

         We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC`s Internet website at http://www.sec.gov.


         We intend to furnish our stockholders with annual reports containing audited financial statements.

         This prospectus includes statistical data that were obtained from industry publications. These industry publications generally indicate that the authors of these publications have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. While we believe these industry publications to be reliable, we have not independently verified their data.

                              FINANCIAL STATEMENTS


The Financial Statements required by Item 304 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles



                                                                      PAGE
                                                                      ----


Independent auditor`s report                                           F-1

Financial statements -

Consolidated balance sheets as of December 31, 2002 and 2001           F-2

Consolidated statements of operations for the years ended
    December 31, 2002 and 2001                                         F-3

Consolidated statements of cash flows for the years ended
    December 31, 2002 and 2001                                         F-4

Consolidated statements of stockholders` equity for the year ended
    December 31, 2002 and 2001                                         F-5

Notes to consolidated financial statements                             F-6


Consolidated balance sheets as of March 31, 2003 (unaudited)
  and December 31, 2002                                                F-18

Consolidated statements of operations for the three months ended
   March 31, 2003 and 2002                                             F-19

Consolidated statements of cash flows for the three months ended
   March 31, 2003 and 2002                                             F-20

Consolidated statements of stockholders` equity for the three months ended
   March 31, 2003 (unaudited) and for the year ended December 31, 2002 F-21

Notes to consolidated financial statements                             F-22

                         INDEPENDENT AUDITOR`S REPORT





To the Board of Directors and Stockholders
Resolve Staffing, Inc.
Tampa, Florida

I have audited the accompanying consolidated balance sheets of Resolve Staffing, Inc., (formerly Resolve Staffing, Inc.) as of December 31, 2002 and 2001, and the related consolidated statements of operations, cash flows and stockholders` equity for the years ended then ended. These consolidated financial statements are the responsibility of the Company`s management. My responsibility is to express an opinion on these consolidated financial statements based on my audit.

I conducted the audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly in all material respects, the financial position of Resolve Staffing, Inc. at December 31, 2002 and 2001, and the result of its operations, its cash flows and stockholders` equity for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Timothy M. Griffiths, C.P.A.

TIMOTHY M. GRIFFITHS, CPA
Tampa, Florida
March 22, 2003, except for notes D, E, F and R, which are as of May 14, 2003


                             RESOLVE STAFFING, INC.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001


                    ASSETS                                                                 2002                    2001
                                                                                   ---------------------    -------------------
CURRENT ASSETS
   CASH AND CASH EQUIVALENTS                                                                 $       -             $   19,467
    ACCOUNTS RECEIVABLE, NET OF ALLOWANCE FOR BAD
         DEBTS OF $4,500 FOR 2002 AND $1,800 FOR 2001                                            89,674                 30,069
    PREPAID AND OTHER ASSETS                                                                     82,790                  8,317
                                                                                   ---------------------
        TOTAL CURRENT ASSETS                                                                    172,464                 57,853
                                                                                   ---------------------

PROPERTY AND EQUIPMENT
    PROPERTY AND EQUIPMENT                                                                       28,382                 28,382

    LESS: ACCUMULATED DEPRECIATION                                                               14,015                  8,202
                                                                                   ---------------------    -------------------
        NET PROPERTY AND EQUIPMENT                                                               14,367                 20,180
                                                                                   ---------------------    -------------------
                  TOTAL ASSETS                                                              $   186,831             $   78,083
                                                                                   =====================    ===================


                 LIABILITIES AND STOCKHOLDERS` EQUITY (DEFICIT)

CURRENT LIABILITIES
    ACCOUNTS PAYABLE                                                                        $    43,386              $  23,698
    BANK OVERDRAFT                                                                                9,712                      -
    ACCRUED PAYROLL TAXES                                                                        10,803                 17,171
    NOTE PAYABLE                                                                                 40,000                      -
    DEBENTURES PAYABLE                                                                           11,150                 18,450
    LOAN PAYABLE - RELATED PARTIES                                                                7,760                      -
    OTHER CURRENT LIABILITIES                                                                     4,935                    642
                                                                                   ---------------------    -------------------
        TOTAL CURRENT LIABILITIES                                                               127,746                 59,961
                                                                                   ---------------------    -------------------

LONG-TERM  LIABILITIES
     LOANS PAYABLE - RELATED PARTY                                                               67,000                      -
                                                                                   ---------------------    -------------------
         TOTAL LONG-TERM LIABILITIES                                                             67,000                      -
                                                                                   ---------------------    -------------------

STOCKHOLDERS` EQUITY (DEFICIT)
    COMMON STOCK, $.0001 PAR VALUE, 50,000,000 SHARES
      AUTHORIZED, ISSUED AND OUTSTANDING: 2002 - 4,821,069
            SHARES; 2001 - 83,334 SHARES                                                            482                      8
    PAID-IN CAPITAL                                                                             737,190                425,467
    RETAINED EARNINGS (DEFICIT)                                                           (    745,587)         (     407,403)
                                                                                   ---------------------    -------------------
             TOTAL STOCKHOLDERS` EQUITY (DEFICIT)                                                     (                 18,072
                                                                                                 7,915)
                                                                                   ---------------------    -------------------

    TOTAL LIABILITIES AND  STOCKHOLDERS` EQUITY
    (DEFICIT)                                                                                $  186,831              $  78,033
                                                                                   =====================    ===================

READ INDEPENDENT  AUDITOR`S REPORT.  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
OF THESE FINANCIAL STATEMENTS.


                             RESOLVE STAFFING, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



                                                                                          2002                     2001
                                                                                  ----------------------    --------------------


SERVICE REVENUES                                                                            $   467,911             $ 471,821

DIRECT COST OF SERVICES                                                                         353,097               359,742
                                                                                  ----------------------    --------------------

GROSS MARGIN                                                                                    114,814               112,079
OPERATING
EXPENSES
     LEGAL & PROFESSIONAL FEES                                                                  135,701                52,621
     ADVERTISING/PROMOTION                                                                       10,806                21,710
     SALARIES AND BENEFITS                                                                      194,924               197,304
     TAXES & LICENSES                                                                             8,848                 7,808
     PENALTIES                                                                                        -                19,638
     RENT & LEASES                                                                               23,743                22,626
     TRAVEL & ENTERTAINMENT                                                                       4,103                10,071
     ADMINISTRATIVE EXPENSES                                                                     62,483                48,551
                                                                                  ----------------------    --------------------
           TOTAL OPERATING EXPENSES                                                             440,608              380,329
                                                                                  ----------------------    --------------------

 LOSS FROM OPERATIONS                                                                 (        325,794)       (      268,250)

OTHER INCOME
(EXPENSES)
      INTEREST AND OTHER INCOME                                                                     716                 326
      INTEREST EXPENSE                                                               (          13,106)       (      21,272)
                                                                                  ----------------------    --------------------
          NET OTHER INCOME (EXPENSES)                                                (          12,390)       (      21,272)
                                                                                  ----------------------    --------------------

NET INCOME (LOSS)                                                                     $(       338,184)       $(    289,522)
                                                                                  ======================    ====================

LOSS PER
SHARE
     BASIC                                                                                  $     (.12)       $       (3.47)
                                                                                  ======================    ====================

     FULLY DILUTED                                                                          $     (.12)       $        (3.47)
                                                                                  ======================    ====================

AVERAGE NUMBER OF SHARES
OUTSTANDING
     BASIC                                                                                    2,821,424              83,333
                                                                                  ======================    ====================

     FULLY DILUTED                                                                            2,821,424           83,333
                                                                                  ======================    ====================


READ INDEPENDENT  AUDITOR`S REPORT.  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
OF THESE FINANCIAL STATEMENTS.


                             RESOLVE STAFFING, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS FOR
                      THE YEARS ENDED DECEMBER 31, 2002 AND
                                      2001

                                                                                        2002                      2001
                                                                                ---------------------    ---------------------

CASH FLOWS FROM OPERATING
ACTIVITIES
    NET LOSS                                                                        $(      338,184)        $ (      289,522)
    ADJUSTMENTS TO RECONCILE NET LOSS TO CASH USED IN OPERATING
ACTIVITIES:
        DEPRECIATION                                                                           5,813                  4,473
        BAD DEBT EXPENSE                                                                       2,700                      -
        CONTRIBUTION OF ASSETS                                                                     -         (        7,825)
        CONTRIBUTED SERVICES                                                                  82,650                      -
        CONVERSION OF LOANS AND INTEREST TO CAPITAL                                              151         (        5,125)
    DECREASE (INCREASE) IN CURRENT

ASSETS:
        ACCOUNTS RECEIVABLE                                                         (        62,305)                 27,982
        PREPAID AND OTHER ASSETS                                                    (        74,473)         (        5,701)
    INCREASE (DECREASE) IN CURRENT
LIABILITIES:
        ACCOUNTS PAYABLE                                                                      19,688                 17,168
        BANK OVERDRAFT                                                                         9,712                      -
        PAYROLL TAX ACCRUALS                                                       (          6,368)            (    49,459)
        SALARY ACCRUAL                                                                             -            (     9,885)
        CUSTOMER DEPOSITS                                                                          -               (  8,558)
        OTHER CURRENT LIABILITIES                                                              4,293            (     1,282)
                                                                                ---------------------   ---------------------
           TOTAL ADJUSTMENTS                                                        (        18,139)            (     38,312)
                                                                                ---------------------  ---------------------

    NET CASH (USED) BY OPERATING ACTIVITIES                                          (      356,323)            (    327,834)
                                                                                ---------------------  ---------------------

CASH FLOWS FROM INVESTING
ACTIVITIES
    PURCHASE OF PROPERTY AND EQUIPMENT                                                             -          (       8,821)
                                                                                ---------------------  ---------------------
    NET CASH (USED) BY INVESTING ACTIVITIES                                                        -          (       8,821)
                                                                                ---------------------  ---------------------

CASH FLOWS FROM FINANCING
ACTIVITIES
     SALE OF UNITS/WARRANTS AND CAPITAL STOCK, NET OF REDEMPTION                              40,000                317,975
     PROCEEDS FROM CONVERTIBLE SUBORDINATED NOTES                                            100,000
     PROCEEDS FROM CONVERTIBLE DEBENTURES                                                          -                 18,450
     PROCEEDS FROM INSURANCE FINANCING                                                        93,061
     REPAYMENTS OF INSURANCE FINANCING                                               (        93,061)
     PROCEEDS FROM NOTE PAYABLE                                                               40,000                     -
     LOAN FROM STOCKHOLDERS, NET OF REPAYMENTS                                               134,760                     -
     CAPITAL CONTRIBUTION                                                                     22,096                     -
                                                                                ---------------------  ---------------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                                               336,856               336,425
                                                                                ---------------------  ---------------------

 NET INCREASE (DECREASE) IN CASH                                                             (19,467)                  (230)

CASH, BEGINNING OF THE YEAR                                                                   19,467                 19,697
                                                                                ---------------------  ---------------------

CASH, END OF THE YEAR                                                                      $     -0-                $19,467
                                                                                =====================  =====================



READ INDEPENDENT AUDITOR`S REPORT. THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.
                                      F-4


                             RESOLVE STAFFING, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS` EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                    COMMON STOCK               PAID-IN                RETAINED
                                              SHARES          AMOUNT           CAPITAL                DEFICIT           TOTAL
                                          ----------------    --------------   --------------    ------------------- -------------


BALANCE, DECEMBER 31, 2000                         37,500                 4          107,496         (     112,756)      (5,256)

RECAPITALIZATION OF
PUBLIC
  COMPANY FOR INTEGRA MERGER                       45,834                 4          317,971        (        5,125)     312,850

NET LOSS DURING PERIOD                                  -                 -                -        (     289 ,522)    (289,522)
                                          ----------------    --------------   --------------    --------------------------------
BALANCE, DECEMBER 31, 2001                         83,334                 8          425,467        (      407,403)      18,072

ISSUANCE OF COMMON STOCK FOR SERVICES               3,333                 -              100                      -         100

ISSUANCE OF COMMON STOCK IN
CONVERSION
OF DEBENTURES                                     248,367                25            7,426                      -       7,451

DONATED SERVICES                                        -                 -           82,550                      -      82,550

CONTRIBUTED CAPITAL BY SHAREHOLDER                      -                 -           22,096                      -      22,096

ISSUANCE OF COMMON STOCK FOR
CASH,
NOTES AND DEBT                                  5,000,000               500          199,500                      -     200,000

CANCELLATION OF COMMON STOCK                 (   513,965)     (         51)               51                      -           -

NET LOSS DURING PERIOD                                  -                 -                -         (     338,184)    (338,184)
                                          ----------------    --------------   --------------    ------------------ -------------
BALANCE, DECEMBER 31, 2002                      4,821,069            $  482         $737,190        $(     745,587) $    (7,915)
                                          ================    ==============   ==============    ================== =============

READ INDEPENDENT  AUDITOR`S REPORT.  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART

                             RESOLVE STAFFING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Resolve Staffing, Inc. ("Resolve"), formerly Columbialum Staffing, Inc., is presented to assist in understanding Resolve`s financial statements. The financial statements and notes are the representation of Resolve`s management who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America consistently applied in the preparation of the financial statements.

NATURE OF OPERATIONS

Resolve Staffing, Inc., formerly Columbialum Staffing, Inc., was organized under the laws of the State of Nevada on April 9, 1998. Integra Staffing, Inc., was organized under the laws of the State of Florida corporation on August 16, 1999 (collectively referred to as "Resolve").

Resolve Staffing, Inc. was in the development stage until its merger with Integra Staffing, Inc. on December 10, 2001.

Since its inception, Integra Staffing, Inc. ("Integra") was a temporary staffing company. Integra`s strategy has been to provide efficient and affordable solutions to its customers` employment and labor force needs.

REVERSE MERGER METHOD OF ACCOUNTING

Following the acquisition, the former management of Integra became the management of Resolve and the former stockholders of Integra were issued approximately 60% of the outstanding shares of Resolve`s $0.0001 par value common stock. In accordance with accounting principles generally accepted in the United States of America, Resolve`s acquisition of Integra has been accounted for as a reverse merger. As a result, Integra has been treated as the acquiring entity and Resolve has been treated as the acquired entity for accounting purposes. The historical financial statements of Integra have become the historical financial statements of Resolve in connection with the acquisition. Similarly, the historical equity and retained deficit of Integra prior to the acquisition have been retroactively restated for the equivalent number of shares issued in connection with the acquisition.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Resolve Staffing, Inc. and its wholly owned subsidiary Integra Staffing, Inc. All significant intercompany accounts and transactions have been eliminated.

BASIS OF ACCOUNTING

Resolve maintains its financial records and financial statements on the accrual basis of accounting. The accrual basis of accounting provides for matching of revenues and expenses.
                       Read independent auditor`s report.

                             RESOLVE STAFFING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE AND COST RECOGNITION

Service revenues generated from employees on customer assignments to its clients, under client service agreements, are recognized as income at the time service is provided, while service revenues generated from permanent placement services are recognized at the time the customer agrees to hire a candidate supplied by the Company. In consideration for payment of such service fees, Resolve agrees to pay the following direct costs associated with the worksite employees: (a) salaries and wages, (b) employment-related taxes and (c) workers` compensation insurance premiums. These costs are recorded on the accrual accounting of accounting.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, Resolve considers amounts held by financial institutions and short-term investments with an original maturity of 90 days or less to be cash and cash equivalents.

ACCOUNTS RECEIVABLE

Resolve`s trade accounts receivable result from the sale of its services in West Central Florida, and consist primarily of private companies. Resolve uses the allowance method to account for uncollectible accounts. Bad debt expense for year ended December 31, 2002 and 2001 was $2,700 and $-0- respectively

CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially expose Resolve to concentrations of credit risk, as defined by FASB Statement No. 105, Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial
Instruments with Concentration of Credit Risk, consist principally of trade receivables.

Resolve`s trade accounts receivable result from the sale of its services with customers based in West Central Florida, and consist primarily of private companies. In order to minimize the risk of loss from these private companies, credit limits, ongoing credit evaluation of its customers, and account monitoring procedures are utilized. Collateral is not generally required. Allowances for potential credit losses are maintained, when realized, have been within management`s expectations.

The Company is obligated to pay the salaries, wages and related benefit costs and payroll taxes of worksite employees. Accordingly, the Company`s ability to collect amounts due from customers could be affected by economic fluctuations in its markets or these industries.

Financial Instruments .

Resolve estimates that the fair value of all financial instruments at December 31, 2002 and 2001 do not differ materially from the aggregate carrying value of its financial instruments recorded in the accompanying balance sheets.

                        Read independent auditor`s report

                             RESOLVE STAFFING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are recorded at historical cost and include expenditures, which substantially increase the useful lives of existing property, plant and equipment. Maintenance and repairs are charged to operations when incurred.

Depreciation of property and equipment is computed primarily using the straight-line method based on estimated useful lives (furniture and fixtures, 6 to 7 years, office equipment 5 to 7 years, and computers and software, 3 to 5 years). Depreciation for income tax purposes is computed principally using straight line method and lives.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company provides for workers` compensation, health care insurance and unemployment taxes related to its employees. A deterioration in claims experience could result in increased costs to the Company in the future. The Company records an estimate of any existing liabilities under these programs at each balance sheet date. The Company`s future costs could also increase if there are any material changes in government regulations related to employment law or employee benefits.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the FASB issued Statement of Financial Accounting Standards No. No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142, which includes the requirements to test for impairment goodwill and intangible assets of indefinite life, rather than amortize them, is effective for fiscal years beginning after December 31, 2001. Adoption of this pronouncement is not anticipated to have a significant impact on the Company. Intangible assets consist of patents` rights. These costs are amortized over a 17-year period, their estimated economic life.

In August 2001, the FASB issued SFAS No.144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 144 retains the fundamental provisions of SFAS 121 for the recognition and measurement of the impairment of long-lived assets to be held and used and the measurement of long-lived assets to be disposed of by sale.

Under SFAS No.144, long-lived assets are measured at the lower of carrying amount or fair value less cost to sell. The standard became effective on January 1, 2002. Management does not believe adoption of this standard has a significant impact on the results of operations, financial position and cash flows of the Company.
                       Read independent auditor`s report.

                             RESOLVE STAFFING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


ADVERTISING COSTS

Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. Resolve does not have direct-response advertising during the years ended December 31, 2002 and 2001.

INCOME TAXES

Resolve records its federal and state income tax liability in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes". Deferred taxes payable are provided for differences between the basis of assets and liabilities for financial statements and income tax purposes, using current tax rates. Deferred tax asset is the expected benefit of a net operating loss carryover and general business credits that are available to offset future income taxes.

LOSS PER SHARE

Resolve records basic and fully diluted loss per share in accordance with Financial Accounting Standards Board Statement No. 128, "Earnings per Share". Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of shares outstanding for the period. Diluted earnings (loss) per share reflect the potential dilution of securities that could share in the earnings (loss) of the entity. For purposes of computation of loss per share, the number of shares outstanding have been retroactively adjusted to reflect Resolve`s one-for-thirty reverse stock split.

DIVIDEND POLICY

Resolve has not yet adopted a policy regarding payment of dividends.

FISCAL YEAR

Resolve has elected December 31 as its fiscal year end.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current year presentation.
                       Read independent auditor`s report.

                             RESOLVE STAFFING, INC.
                    NOTES TO CONSOLDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE B - PREPAID EXPENSES & OTHER ASSETS

At December 31, 2002 and 2001, the components of Prepaid Expenses & Other Assets are summarized as follows:
                                                 2002               2001
                                           ------------------ ------------------
                 Prepaid insurance                  $ 78,275           $  7,750
                 Prepaid interest                          -                  -
                 Trademark                             2,325                  -
                 Deposits                              2,190                567
                                           ------------------ ------------------
                 Total                              $ 82,790           $  8,317
                                           ================== ==================

Resolve financed its insurance premiums, including its workers compensation insurance, with monthly to payments of approximately $8,088 per month through November 2002. The Company estimated its future payroll for the current policy year ending February 2003, on the assumption that certain growth and/or an acquisition would be consummated during the year, neither of which has occurred. The prepaid insurance consist of the unamortized portion of its insurance premiums as well the estimated $65,000 overpayment on its workers compensation premiums, which the Company expects to receive in March 2003, after the completion of the insurance carrier`s audit of the payroll for the policy period.

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2002 and 2001 is summarized as follows:

                                       2002                  2001
                                 -----------------     -----------------
Computer software                        $  5,590              $  5,590
Computers                                   6,187                 6,187
Furniture and fixtures                      5,079                 5,079
Office equipment                           11,576                11,576
                                 -----------------     -----------------
                                           28,382                28,382
Less accumulated depreciation            (14,015)               (8,203)
                                 -----------------     -----------------
     Net property and equipment         $  14,367             $  20,179
                                 =================     =================

Depreciation expense for the years ended December 31, 2002 and 2001 was $5,813 and $4,473, respectively.

NOTE D - CONVERTIBLE DEBENTURES AND NOTE PAYABLE

CONVERTIBLE DEBENTURES DUE DECEMBER 31, 2002

On November 16, 2001, Resolve borrowed $7,300 from the former shareholders of Integra and unrelated individuals secured by a 5% convertible debenture due December 31, 2002. The debenture was convertible into Resolve`s $0.0001 par value common stock at $0.0001 per share through the debenture`s maturity date.

On March 30, 2002, Resolve issued 248,367 shares of its common stock to the holders of the 5% convertible debentures in exchange for the conversion of the $7,300 principal amount and the accrued interest to date of $151.

                       Read independent auditor`s report.

                             RESOLVE STAFFING, INC.
                    NOTES TO CONSOLDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001


NOTE D - CONVERTIBLE DEBENTURES AND NOTE PAYABLE (CONTINUED)

CONVERTIBLE DEBENTURES DUE JUNE 30, 2003

On December 6, 2001, Resolve borrowed $11,150 from an unrelated individuals secured by a 6% convertible debenture due June 30, 2003. The debentures are convertible into Resolve`s $0.0001 par value common stock at $0.10 per share through the debenture`s maturity date.

NOTE PAYABLE

During May and June 2002, Resolve obtained loans from Barbara Green, an unrelated individual, and on June 3, 2002 Resolve formalized the advances with a promissory note for the total advances of $40,000. The note is includes interest at 12% per annum payable quarterly in arrears, and is secured by the accounts receivable of the Company.

On February 3, 2003, Resolve secured an extension of the note`s maturity date to May 3, 2003, subject to the timely payment of accrued interest on the note. Resolve secured another extension of the note`s maturity date until June 3, 2003.

SUBORDINATED CONVERTIBLE NOTES

The Board of Directors authorized the issue and sale of its 18% Subordinated Convertible Notes ("Notes") due October 1, 2002 in the aggregate principal amount of not more than $250,000. The Note contained an option for Resolve to extend the maturity date for up to two successive three months periods ending January 1, 2003 and April 1, 2003. The principal amount of the Notes were convertible into shares of Resolve`s $0.0001 par value common stock at $2 per share. As of March 31, 2002, notes were issued in the amount of $100,000. On June 24, 2002, after negotiations with the note holders, the $100,000 in notes were cancelled in exchange for units, each consisting of one share of common stock and one purchase warrant at $.04 per unit.

NOTE E - INCOME TAXES

For financial statements purposes, Resolve has an accumulated losses of $637,615, from its inception through December 31, 2002, which can be used to offset future income through 2017.

For income tax purposes Resolve has a net operating loss carryover of $311,725 which can be used to offset future Federal and state taxable income through 2017 as indicated below

              YEAR ENDED DECEMBER 31,          LOSSES
                                          ------------------
                      2014                   $       1,820
                      2015                           3,305
                      2016                          53,817
                      2017                          252,783
                                          ------------------
                     Total                        $ 311,725
                                          ==================

                       Read independent auditor`s report.

                             RESOLVE STAFFING, INC.
                    NOTES TO CONSOLDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001


NOTE E - INCOME TAXES (CONTINUED)

The potential tax benefit of these losses and credits is estimated as follows:

               Future tax benefit              $  87,280
               Valuation allowance               (87,280)
                                           ----------------
               Future tax benefit          $              -
                                           ================

At December 31, 2002 and 2001, no deferred tax assets or liabilities were recorded in the accompanying financial statements.

NOTE F - LOSS PER SHARE

Resolve has reported basic loss per share based on the weighted average number of shares outstanding for the period, and has reported fully diluted loss per share including the effect of 4,256,600 shares reserved for the exercise of warrants, and the 111,500 reserved for the conversion of the 6% convertible debentures dated December 6, 2001.

Based on an estimated current value of Resolve`s stock being equal to the conversion price of the warrants, none of the shares assumed issued upon conversion of the warrants are included in the computation of fully diluted earnings (loss) per share. Additionally, since Resolve will not receive any proceeds from the conversion of the 6% convertible debenture, their effect on loss per share would be anti-dilutive, and therefore, their effect has not been included in the computation of fully diluted earnings (loss) per share.


On May 28, 2002, Resolve approved a 1 for 30 reverse split of its outstanding $.0001 par value common stock. The number of shares outstanding and the earnings per share calculations have been retroactively restated for the 1 for 30 reverse stock split for all periods presented.


NOTE G -  CASH FLOW SUPPLEMENTAL INFORMATION

Cash paid for interest during the years ended December 31, 2002 and 2001 amounted to $9,991 and $21,598 respectively.


NOTE  H -  NON-CASH TRANSACTIONS

In connection with the acquisition of Integra Staffing, Inc. in September 2001, Resolve issued 50,000 shares of its $0.0001 par value common stock in exchange for 100% of the outstanding common stock of that company. Also, a shareholder of Resolve contributed property and equipment with an adjusted basis of $7,825 as paid-in capital.

During year ended December 31, 2002, the following non-cash transactions:

1. Resolve`s officers provided services to Resolve valued at $82,550, which were donated to the Company. 2. Resolve issued 100 shares of common stock in exchange for services of an unrelated entity. 3. Resolve issued 248,334 shares of common stock in exchange for the cancellation of 5% debentures in the amount of $7,300 plus accrued interest of $151.

4. Resolve agreed to immediately register 300,000 shares of common owned by R. Gale Porter, former president of Resolve in exchange for which Mr. Porter agreed to cancel 513,965 shares of common stock and 943,400 warrants.

                       Read independent auditor`s report.

                             RESOLVE STAFFING, INC.
                    NOTES TO CONSOLDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001


NOTE I - RELATED PARTY TRANSACTIONS

During the three month period ended March 31, 2002, Resolve borrowed $8,000 from Work Holdings, LLC, one of its shareholders of Resolve. In addition, Work Holdings, LLC paid expenses on behalf of the Company totaling $14,096. On March 31, 2002 the total amount of $22,096 was contribute to the Company.

During the year ended December 31, 2002, Resolve borrowed $26,287 from its president, R. Gale Porter, former president of Resolve, of which $7,476 remains outstanding at December 31, 2002. The debt is not evidenced by promissory note, and no interest is being paid by the Company.

During the year ended December 31, 2002,  Resolve  borrowed $67,000 from William
A. Brown, executive vice-president and major shareholder of Resolve, of which $67,000 remains outstanding at December 31, 2002. The debt is evidenced by a promissory note due on March 31, 2004, with interest at the rate of 5% per annum payable quarterly in arrears starting March 31, 2003.

During year ended December 31, 2002, the Company`s officers provided services to Resolve valued at $82,250, which were donated to the Company.

NOTE  J -  MERGER AND CHANGE OF MANAGEMENT

On September 27, 2001, the shareholders of Resolve entered into a Securities Exchange Agreement, as amended, to exchange 100% of the issued and outstanding common stock of Integra Staffing, Inc., ("Integra") for an aggregate of 50,000 shares of Resolve`s $0.0001 par value common stock.

The effective date of the transaction was December 10, 2001. On the effective date of the transaction, the former shareholders of Integra owned approximately 60% of the outstanding stock of Resolve. The transaction was recorded as a reverse merger. In connection with the transaction, a related party contributed $6,400 due to him by Resolve to paid-in capital.

On the effective date of the transaction, Rene Morissette, the former President, Treasurer, Secretary and sole Director of Resolve resigned, and Charles Lincoln, CEO and Director of Integra became CEO and Chairman of Resolve. Additionally, R. Gale Porter, former President and Director of Integra became President of Resolve, and Cristino L. Perez, former Secretary, Treasurer and Director of Integra became Secretary and Treasurer of Resolve.

NOTE K - AMENDMENT OF ARTICLES OF INCORPORATION

During the year ended December 31, 2001, the Company approved an amendment its articles of incorporation to (a) change the name of the company from Columbialum, Ltd. to Columbialum Staffing, Inc.; (b) reduce the par value of its common stock and preferred stock from $0.01 to $0.0001; (d) increase the number of common shares Resolve is authorized to issue from 20,000,000 to 50,000,000; and (e) increase the number of preferred shares Resolve is authorized to issue from 2,000,000 to 10,000,000 shares.

                       Read independent auditor`s report.

                             RESOLVE STAFFING, INC.
                    NOTES TO CONSOLDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE K - AMENDMENT OF ARTICLES OF INCORPORATION (CONTINUED)

On May 28, 2002,  Resolve approved an amendment its articles of incorporation to
(a) change the name of the company from Columbialum Staffing, Inc. to Resolve Staffing, Inc.; (b) reverse split the outstanding shares of common stock one-for-thirty; (c) maintain the par value of Resolve`s common stock at $0.0001;
(d) restore the number of common shares Resolve is authorized to issue to 50,000,000.

NOTE L - STOCK AND WARRANTS ISSUANCES

SALE OF COMMON STOCK AND WARRANTS

On March 30, 2002, Resolve issued 3,333 shares of its common stock to Apogee Business Consultants, LLC, in connection with consulting services provided to the Company.

On March 30, 2002, Resolve issued 248,367 shares of its common stock to the holders of the 5% convertible debentures in exchange for the conversion of the $7,300 principal amount and the accrued interest to date of $151.

On June 24, 2002, Resolve sold 5,000,000 units, each consisting of one share of common stock and one five-year $.15 common stock purchase warrant for $200,000 as follows:

1. 2,500,000 units were issued in exchange for the cancellation of the 18% Subordinated Convertible Notes due October 1, 2002. 2. 1,000,000 units were issued in exchange for $40,000 in cash. 3. During the current period, also approximately $75,000 from officers, directors and shareholders without evidence of promissory notes or interest, of which $60,000 was cancelled in exchange for the issuance of 1,500,000 units.

Subsequent to the cancellation of warrants described below, 4,256,600 warrants remained outstanding.

STOCK AND WARRANTS CANCELLATION
In consideration for the immediate registration of 300,000 shares of the Company`s restricted common shares owned by R. Gale Porter, former president of Resolve, Mr. Porter agreed to contribute back to the Company 513,965 common shares and 743,400 common shares issuable upon conversion of warrants. Additionally, Mr. Porter agreed to subject the 300,000 shares to a lock-up agreement, whereby a maximum of 10,000 shares can be sold per month after 60 days from the time the Company`s shares first are listed on an exchange or on an electronic medium that provides real-time trade reporting or 180 days from the time the Company`s registration statement is declared effective.
OTHER TRANSACTIONS

On November 22, 2002, Mr. Porter, former president of Resolve, sold 750,000 units of the Company`s securities to the William A. Brown Family Trust. Each unit consists of one share of the Company`s common stock and one common stock purchase warrant. The consideration for the purchase and sale was a promissory note due June 30, 2003 for $30,000, secured by a pledge of the shares and warrants.

                       Read independent auditor`s report.
                                      F-14

                             RESOLVE STAFFING, INC.
                    NOTES TO CONSOLDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001


NOTE M - CHANGE OF OFFICERS AND DIRECTORS

Mr. Charles Lincoln resigned as an officer and director of Resolve by letter dated March 18, 2002, citing disagreements with matters relating to the Resolve`s operations, policies, practices, and lack of confidence in the management of the Resolve and that he resigned solely to comply with the terms of a funding offer approved by the Board of Directors. Management believed that Mr. Lincoln`s assertions were without merit and responded to Mr. Lincoln`s assertions in an information statement filed with the Securities and Exchange Commission on Form 8-K.

Effective October 23, 2002, Mr. R. Gale Porter resigned as president and director of the Resolve. There were no disputes between Mr. Porter and Resolve.

On December 4, 2002, the remaining member of the board of directors, Cristino L. Perez, appointed Donald E. Quarterman, Jr., as President, Chief Operating Officer and a director, and William A. Brown as Executive Vice-President and director of Resolve.

NOTE N - SHAREHOLDERS` ACTIONS

On May 28, 2002, by written consent, the majority of shareholders voted to (1) elect two directors, (2) amend the Articles of Incorporation to (a) change the name of the company to Resolve Staffing, Inc., (b) reverse split the outstanding common stock one-for-thirty, (c) maintain the par value of the Resolve`s common stock at $.0001 per share, (d) restore the number of shares of common stock Resolve is authorized to issue at 50,000,000, and (3) amend Resolve`s 2001 Stock Incentive Plan to restore the number of shares which may be issued under the plan to 3,000,000. All shares disclosures have been retroactively adjusted to reflect the one-for-thirty reversed split.

Additionally,   the  Board  of  Directors  agreed  to  waive  the  anti-dilution provisions of Resolve`s 6% convertible debentures due June 30, 2003 and to fix the conversion price of such debentures at $.10 per share.


NOTE O - EQUITY INCENTIVE PLAN

During the year ended December 31, 2001, Resolve adopted a 2001 Equity Incentive Plan ("Incentive Plan") for the benefit of key employees (including officers and employee directors) and consultants of Resolve and its affiliates. The Incentive Plan is intended to provide those persons who have substantial responsibility for the management and growth of Resolve with additional incentives and an opportunity to obtain or increase their proprietary interest in Resolve, encouraging them to continue in the employ of Resolve.

On May 28, 2002, Resolve`s 2001 Stock Incentive Plan was amended to restore the number of shares which may be issued under the plan to 3,000,000 and to permit the issuance of unrestricted shares.

                       Read independent auditor`s report.

                             RESOLVE STAFFING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001


NOTE P - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

On June 14, 2002, Resolve entered into a lease agreement, effective July 8, 2002, for approximately 1,056 square feet of office space, housing its operating offices, pursuant to a three-year lease with an unrelated landlord, expiring June 30, 2005 at $1,106 per month, plus applicable Florida sales tax. Resolve has the option to renew the lease for two successive terms under the same terms and conditions as the original lease.

Resolve previously occupied a 1,540 square feet office space, housing its operating offices, pursuant to a three-year lease expiring October 30, 2002 at a monthly rental of $1,618 per month, and included an escalation clause and allocation of common area maintenance costs. The space was leased to another tenant, therefore, Resolve was relieved of any liability on the remainder of the lease after August 31, 2002.

As a result of Mr. R. Gale Porter, the Company`s president, the arrangement for the use of executive offices at no cost to the Company was terminated. The Company`s operations were consolidated at the new leased premises.

The future maturities of minimum lease payments under these leases are as follows:

               YEAR ENDED DECEMBER 31,                AMOUNT
                                                  ----------------
                          2003                           $ 13,272
                          2004                             13,272
                    Thereafter                              6,636
                                                  ----------------
                         Total                           $ 33,180
                                                  ================

NOTE Q - REGISTRATION STATEMENT

On July 27, 2002, Resolve filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933. The Company is in the process of revising the registration statement, including the number of shares and warrants being registered, and responding to the SEC`s comments. According to the registration statement, 3,656,760 shares of common stock are being registered and offered (including 111,500 shares underlying convertible debentures and 1,750,000 shares underlying the warrants). The registration statement has not yet been declared effective.

NOTE R - SUBSEQUENT EVENTS

APPOINTMENT OF CHIEF EXECUTIVE OFFICER

On February 7, 2003, the Board of Directors appointed Wanda D. Dearth as Chief Executive Officer and director of Resolve. Resolve entered into a letter agreement to retain Ms. Dearth as CEO for a term of three years, with automatic renewal option, and provides for no compensation until March 30, 2003.

                       Read independent auditor`s report.
                                      F-16

                             RESOLVE STAFFING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE R - SUBSEQUENT EVENTS (CONTINUED)

The agreement provides for a $25,000 cash bonus payable no later than August 10, 2003, and monthly cash payments as follows:

                                                    AMOUNT
                                                ----------------
      April 1 to May 31, 2003                           $ 5,000
      June 1 to August 31, 2003                           7,000
      Beginning September 1, 2003                        10,000

The Board agreed to issued Ms. Dearth a total of 275,000 shares of the Company`s $.0001 par value common stock from the Incentive Plan as part of the compensation package. Ms. Dearth will be issued 100,000 shares of common stock, with unconditional piggyback registration rights, with the remaining 175,000 shares being held in escrow and will vest over the employment term as follows:

                                                 SHARES
                                             ----------------
      May 10, 2003                                    30,000
      August 10, 2003                                 45,000
      November 10, 2003                               50,000
      February 10, 2004                               50,000

Ms. Dearth and Resolve have agreed that the value of the shares is $.14 per share, and is commensurate with the value of the services to be provided by Ms. Dearth. The agreement also provides for the payment of $25,000 if Ms. Dearth is terminated in the first 90 days. The Board agreed to proceed with the development of an Employment Agreement embodying the above.


AGREEMENT WITH PINNACLE CORPORATE SERVICES, LLC

On February 7, 2003, the Board of Directors approved a one-year agreement with Pinnacle Corporate Services, LLC ("Pinnacle") to provide Resolve with the following services: assistance and/or preparation of financial, strategic and business plans, assist and advise Resolve on recruiting key management talent and members of the board of directors, and provide advise and consult with Resolve concerning management, products and services. According to the agreement, Resolve agreed to issue Pinnacle a total of 950,000 restricted shares of the Company`s $.0001 par value common stock as part of the compensation package. Resolve agreed to prepare and file a registration statement on or before May 31, 2003 and register the shares issued to Pinnacle. The agreement was approved by Cristino L. Perez. The other Board members, Don Quarterman and William A. Brown, abstained from the vote, due to a conflict of interest.

According to the agreement, Resolve will issue Pinnacle 100,000 shares of common stock upon signing of the agreement, with the remaining 850,000 shares being held in escrow and will vest over the term of the agreement as follows: 150,000 shares on March 31, 2003; 50,000 shares at the end of each subsequent month though December 31, 2003, and 250,000 shares on February 7, 2004. Pinnacle and Resolve have agreed that the value of the shares is $.14 per share, and is commensurate with the value of the services to be provided by Pinnacle.

                       Read independent auditor`s report.
                                      F-17

                             RESOLVE STAFFING, INC.
                           CONSOLIDATED BALANCE SHEETS
                MARCH 31, 2003 (UNAUDITED) AND DECEMBER 31, 2002

                    ASSETS                                2003       2002
                                                        --------   --------
CURRENT ASSETS
    Cash and cash equivalents                           $  6,396   $     --
    Accounts receivable, net of allowance for bad
         debts of $4,500 for 2002 and $1,800 for 2001    122,353     89,674
    Prepaid and other assets                             237,727     82,790
                                                        --------   --------
        Total current assets                             366,476    172,464
                                                        --------   --------
PROPERTY AND EQUIPMENT
    Property and equipment                                32,782     28,382
    Less: Accumulated depreciation                        15,139     14,015
                                                        --------   --------
        Net property and equipment                        17,643     14,367
                                                        --------   --------
                  TOTAL ASSETS                          $384,119   $186,831
                                                        ========   ========

                 LIABILITIES AND STOCKHOLDERS` EQUITY (DEFICIT)

CURRENT LIABILITIES
    Accounts payable                                   $  44,005    $  43,386
    Bank overdraft                                            --        9,712
    Accrued salaries                                      23,187           --
    Accrued payroll taxes                                 13,142       10,803
    Notes payable                                         57,181       40,000
    Debentures payable                                    11,150       11,150
    Note payable - related party                          67,000           --
    Loan payable - related parties                        24,860        7,760
    Other current liabilities                              9,438        7,935
                                                       ---------    ---------
        Total current liabilities                        249,963      127,746
                                                       ---------    ---------
LONG-TERM  LIABILITIES
     Loans payable - related party                            --       67,000
                                                       ---------    ---------
         Total long-term liabilities                          --       67,000
                                                       ---------    ---------
STOCKHOLDERS` EQUITY (DEFICIT)
    Common stock, $.0001 par value, 50,000,000 shares
      authorized, issued and outstanding: 2003 - 6,046,069
     shares; 2002 - 4,821,069 shares                         605          482
    Paid-in capital                                      911,567      737,190
    Retained earnings (deficit)                         (778,016)    (745,587)
                                                       ---------    ---------
             Total stockholders` equity (deficit)
                                                        (134,156)      (7,915)
                                                       ---------    ---------
    TOTAL LIABILITIES AND STOCKHOLDERS`
    EQUITY (DEFICIT)                                   $ 384,119    $ 186,831
                                                       =========    =========

                             RESOLVE STAFFING, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

                                             2003           2002
                                        -----------    -----------
SERVICE REVENUES                        $   262,246    $    85,540
DIRECT COST OF SERVICES                     198,911         55,458
                                        -----------    -----------
GROSS MARGIN                                 63,335         30,082
OPERATING EXPENSES
     Legal & professional fees               28,960         53,385
     Advertising/Promotion                    1,810          2,648
     Salaries and benefits                   41,716         49,125
     Taxes & licenses                         1,829          3,337
     Penalties                                   --             --
     Rent & leases                            4,877          9,328
     Travel & entertainment                   1,425          2,035
     Administrative expenses                 12,859         15,111
                                        -----------    -----------
           Total operating expenses          93,476        134,969
                                        -----------    -----------
LOSS FROM OPERATIONS                        (30,141)      (104,887)
OTHER INCOME (EXPENSES)
      Interest and other income                  --             --
      Interest expense                       (2,288)        (1,802)
                                        -----------    -----------
          Net other income (expenses)        (2,288)        (1,802)
                                        -----------    -----------
NET INCOME (LOSS)                       $   (32,429)   $  (106,689)
                                        ===========    ===========
LOSS PER SHARE
     Basic                              $      (.01)   $     (1.20)
                                        ===========    ===========
     Fully diluted                      $      (.01)   $     (1.20)
                                        ===========    ===========
AVERAGE NUMBER OF SHARES OUTSTANDING:
     Basic                                5,592,180         88,626
                                        ===========    ===========
     Fully diluted                        5,592,180         88,626
                                        ===========    ===========

                             RESOLVE STAFFING, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONHTS ENDED MARCH 31, 2003 AND 2002

                                                                                 2003         2002
                                                                              ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                  $ (32,429)   $(106,688)
    Adjustments to reconcile net loss to cash used in operating activities:
        Depreciation                                                              1,124        1,480
        Common stock issued for services                                        171,500           --
        Contributed services                                                      3,000       19,800
        Conversion of loans and interest to capital                                  --          251
    Decrease (increase) in current assets:
        Accounts receivable                                                     (32,679)           (
                                                                                              21,520)
        Prepaid and other assets                                               (154,937)     (88,504)
    Increase (decrease) in current liabilities:
        Accounts payable                                                            619      (13,895)
        Bank overdraft                                                           (9,712)          --
        Payroll tax accruals                                                      2,339            (
                                                                                              10,390)
        Salary accrual                                                           23,187           --
        Customer deposits                                                            --           --
        Other current liabilities                                                 4,503        1,186
                                                                              ---------    ---------
           Total adjustments                                                      8,944            (
                                                                                             111,592)
                                                                              ---------    ---------
    Net cash (used) by operating activities                                     (23,485)    (218,280)
                                                                              ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment                                           (4,400)          --
                                                                              ---------    ---------
    Net cash (used) by investing activities                                      (4,400)          --
                                                                              ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
     Sale of units/warrants and capital stock, net of redemption                     --           --
     Proceeds from convertible subordinated notes                                    --
     Proceeds from convertible debentures                                            --           --
     Proceeds from insurance financing                                           23,594       62,204
     Repayments of insurance financing                                           (6,413)
     Proceeds from note payable                                                      --           --
     Loan from stockholders, net of repayments                                   17,100      158,400
     Capital contribution                                                            --       22,096
                                                                              ---------    ---------
     Net cash provided by financing activities                                   34,281      242,700
                                                                              ---------    ---------
 NET INCREASE (DECREASE) IN CASH
                                                                                  6,396       24,420
CASH, BEGINNING OF THE PERIOD                                                        --       19,467
                                                                              ---------    ---------
CASH, END OF THE PERIOD                                                       $   6,396    $  43,887
                                                                              =========    =========

                             RESOLVE STAFFING, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS` EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
                    FOR THE THREE MONTHS ENDED MARCH 31, 2003

                                                     COMMON STOCK                PAID-IN         RETAINED
                                                SHARES          AMOUNT           CAPITAL         DEFICIT           TOTAL
                                              ----------       ----------       ----------      ----------       ----------
BALANCE, JANUARY 1, 2002                          83,334                8          425,467        (407,403)          18,072
Issuance of common stock for services              3,333               --              100              --              100
Issuance of common stock in conversion
of debentures                                    248,367               25            7,426              --            7,451
Donated services                                      --               --           82,550              --           82,550
Contributed capital by shareholder                    --               --           22,096              --           22,096
Issuance of common stock for cash,
notes and debt                                 5,000,000              500          199,500              --          200,000
Cancellation of common stock                    (513,965)             (51)              51              --               --
Net loss during period                                --               --               --        (338,184)        (338,184)
                                              ----------       ----------       ----------      ----------       ----------
BALANCE, DECEMBER 31, 2002                     4,821,069              482          737,190        (745,587)          (7,915)
Issuance of common stock for services -
Pinnacle Corp. Services                          950,000               95          132,905              --          133,000
Issuance of common stock for services
of Chief Executive Officer                       275,000               28           38,472              --           38,500
Donated services                                      --               --            3,000              --            3,000
Net loss during period                                --               --               --         (32,429)         (32,429)
                                              ----------       ----------       ----------      ----------       ----------
BALANCE, MARCH 31, 2003 (UNAUDITED)            6,046,069       $      605       $  911,567      $ (778,016)      $ (134,156)
                                              ==========       ==========       ==========      ==========       ==========

                             RESOLVE STAFFING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions incorporated in Regulation S-B, Item 310(b) of the Securities and Exchange Commission. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The financial statements are unaudited, but in the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation of the Company`s financial position, results of operations and cash flows for the three months ended March 31, 2003 have been included.

These statements are not necessarily indicative of the results to be expected for the full fiscal year. These statements should be read in conjunction with the financial statements and notes thereto included in the Company`s Form 10-KSB for the year ended December 31, 2002 as filed with the Securities and Exchange Commission

NATURE OF OPERATIONS

Resolve Staffing, Inc., formerly Columbialum Staffing, Inc., was organized under the laws of the State of Nevada on April 9, 1998. Integra Staffing, Inc., was organized under the laws of the State of Florida corporation on August 16, 1999 (collectively referred to as "Resolve").

Since its inception, Integra Staffing, Inc. ("Integra") was a temporary staffing company. Integra`s strategy has been to provide efficient and affordable solutions to its customers` employment and labor force needs.

On December 10, 2001, Resolve Staffing, Inc. acquired 100% of the outstanding common stock of Integra Staffing, Inc. The acquisition of Integra was accounted for as a reverse merger. As a result, Integra was treated as the acquiring entity and Resolve Staffing was treated as the acquired entity for accounting purposes.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Resolve Staffing, Inc. and its wholly owned subsidiary Integra Staffing, Inc. All significant intercompany accounts and transactions have been eliminated.

BASIS OF ACCOUNTING

Resolve maintains its financial records and financial statements on the accrual basis of accounting. The accrual basis of accounting provides for matching of revenues and expenses.

LOSS PER SHARE

Resolve records basic and fully diluted loss per share in accordance with Financial Accounting Standards Board Statement No. 128, "EARNINGS PER SHARE". Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of shares outstanding for the period. Diluted earnings (loss) per share reflect the potential dilution of securities that could share in the earnings (loss) of the entity.

                             RESOLVE STAFFING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002

NOTE B - PREPAID EXPENSES & OTHER ASSETS

At March 31, 2003 and December 31, 2002, the components of PREPAID EXPENSES & OTHER ASSETS are summarized as follows:

                      2003       2002
                    --------   --------
Prepaid insurance   $ 89,659   $ 78,275
Prepaid services     142,916         --
Prepaid interest         637         --
Trademark              2,325      2,325
Deposits               2,190      2,190
                    --------   --------
Total               $237,727   $ 82,790
                    ========   ========

In February 2002, Resolve financed its insurance premiums of $93,861, including its workers compensation insurance, with monthly to payments of approximately $8,088 per month through November 2002. The Company estimated its future payroll for the current policy year ending February 2003, on the assumption that certain growth and/or an acquisition would be consummated during the year, neither of which has occurred. The prepaid insurance consist of the unamortized portion of its insurance premiums as well the estimated $65,000 overpayment on its workers compensation premiums, which the Company expects to receive, after the completion of the insurance carrier`s audit of the payroll for the policy period.

In February 2003, Resolve financed its current insurance premiums of $23,594, including its workers compensation insurance, with monthly to payments of approximately $2,148 per month through November 2003.

In February 2003, the Resolve issued stock in exchange for one-year consulting services to a company partially owned by Don Quarterman, its president and William A. Brown, its executive vice-president valued at $133,000. Resolve also issued stock to Wanda D. Dearth, its Chief Executive Officer valued at $38,500 in connection with her compensation agreement.

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment as of March 31, 2003 and December 31, 2002 is summarized as follows:

                                    2003        2002
                                  --------    --------
Computer software                 $  9,940    $  5,590
Computers                            6,187       6,187
Furniture and fixtures               5,079       5,079
Office equipment                    11,576      11,576
                                  --------    --------
                                    32,782      28,382
Less accumulated depreciation      (15,139)    (14,015)
                                  --------    --------
     Net property and equipment   $ 17,643    $ 14,367
                                  ========    ========

Depreciation expense for the three months ended March 31, 2003 and the year ended December 31, 2002 was $1,124 and $5,813, respectively.

                             RESOLVE STAFFING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002

NOTE D - CONVERTIBLE DEBENTURES AND NOTE PAYABLE

CONVERTIBLE DEBENTURES DUE DECEMBER 31, 2002

On November 16, 2001, Resolve borrowed $7,300 from the former shareholders of Integra and unrelated individuals secured by a 5% convertible debenture due December 31, 2002. The debenture was convertible into Resolve`s $0.0001 par value common stock at $0.001 per share through the debenture`s maturity date.

On March 30, 2002, Resolve issued 248,367 shares of its common stock to the holders of the 5% convertible debentures in exchange for the conversion of the $7,300 principal amount and the accrued interest to date of $151.

CONVERTIBLE DEBENTURES DUE JUNE 30, 2003

On December 6, 2001, Resolve borrowed $11,150 from an unrelated individuals secured by a 6% convertible debenture due June 30, 2003. The debentures are convertible into Resolve`s $0.0001 par value common stock at $0.10 per share through the debenture`s maturity date.

NOTE PAYABLE

During May and June 2002, Resolve obtained loans from Barbara Green, an unrelated individual, and on June 3, 2002 Resolve formalized the advances with a promissory note for the total advances of $40,000. The note is includes interest at 12% per annum payable quarterly in arrears, and is secured by the accounts receivable of the Company.

On February 3, 2003, Resolve secured an extension of the note`s maturity date to May 3, 2003, subject to the timely payment of accrued interest on the note. The note`s maturity date was subsequently extended to June 3, 2003.

INSURANCE FINANCING

In February 2003, Resolve financed its current insurance premiums of $23,594, net of a $4,968 down payment, with interest at the rate of 9.0% per annum, payable in monthly to payments of approximately $2,148 per month through November 2003.

SUBORDINATED CONVERTIBLE NOTES

The Board of Directors authorized the issue and sale of its 18% Subordinated Convertible Notes ("Notes") due October 1, 2002 in the aggregate principal amount of not more than $250,000. The Note contained an option for Resolve to extend the maturity date for up to two successive three months periods ending January 1, 2003 and April 1, 2003. The principal amount of the Notes was convertible into shares of Resolve`s $0.0001 par value common stock at $2 per share. As of March 31, 2002, notes were issued in the amount of $100,000. On June 24, 2002, after negotiations with the note holders, the $100,000 in notes were cancelled in exchange for units, each consisting of one share of common stock and one purchase warrant at $.04 per unit.

NOTE E - INCOME TAXES

For financial statements purposes, Resolve has an accumulated losses of $670,044, from its inception through March 31, 2003, which can be used to offset future income through 2018.

                             RESOLVE STAFFING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002

NOTE E - INCOME TAXES (CONTINUED)

For income tax purposes Resolve has a net operating loss carryover of $344,154, which can be used to offset future Federal and state taxable income through 2018 as indicated below

              PERIOD ENDED MARCH 31,                      LOSSES
              ---------------------                       --------
                      2014                               $  1,820
                      2015                                  3,305
                      2016                                 53,817
                      2017                                252,783
                      2018                                 32,429
                                                         --------
                     Total                               $344,154
                                                         ========

The potential tax benefit of these losses and credits is estimated as follows:

                   Future tax benefit                    $ 96,400
                   Valuation allowance                    (96,400)
                                                         --------
                   Future tax benefit                    $     --
                                                         ========

At March 31, 2003 and December 31, 2002, no deferred tax assets or liabilities were recorded in the accompanying financial statements.

NOTE  F -  LOSS PER SHARE

Resolve has reported basic loss per share based on the weighted average number of shares outstanding for the each period presented. Resolve cannot report fully diluted loss per share including the shares reserved for the issuance of 4,256,600 common shares upon conversion of warrants and 111,500 shares upon conversion of 6% debentures due June 30, 2003, even though they are common stock equivalents, as the effect would be anti-dilutive. Resolve will include the effect of this dilution in the calculation of fully diluted earnings (loss) per share only upon actual conversion or the extent they are not anti-dilutive.

For purposes of computation of loss per share, the number of shares outstanding have been retroactively adjusted to reflect Resolve`s 1 for 30 reverse stock split dated May 28, 2002 for all periods presented.

NOTE G -  CASH FLOW SUPPLEMENTAL INFORMATION

Cash paid for interest during the three months ended March 31, 2003 and 2002 amounted to $-0- and $447 respectively.

                             RESOLVE STAFFING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002

NOTE  H -  NON-CASH TRANSACTIONS

During three months ended March 31, 2003, the following non-cash transactions were recorded:

          1. Resolve`s officers provided services to the Company valued at $3,000 and donated to the Company.

          2. Resolve issued 950,000 shares of common stock to Pinnacle Corporate Services, an unrelated entity, in exchange for services. The value of the shares was determined at $.14 per share, based on the underlying valued of the services to be provided to Resolve.

          3. Resolve issued 275,000 shares of common stock to Wanda D. Dearth, our CEO, as part of her compensation package. The value of the shares was determined at $.14 per share, based on the underlying valued of the services to be provided to Resolve.

NOTE I - RELATED PARTY TRANSACTIONS

During the three month period ended March 31, 2002, Resolve borrowed $8,000 from Work Holdings, LLC, one of its shareholders of Resolve. In addition, Work Holdings, LLC paid expenses on behalf of the Company totaling $14,096. On March 31, 2002 the total amount of $22,096 was contribute to the Company, and $284 remains outstanding at March 31, 2003.

During the three months ended March 31, 2002, Resolve borrowed $26,287 from its president, R. Gale Porter, former president of Resolve, of which $4,076 remains outstanding at March 31, 2003. The debt is not evidenced by promissory note, and the Company is paying no interest.

During the three months ended March 31, 2003, Resolve borrowed $25,500 from William A. Brown, executive vice-president and major shareholder of Resolve, which remain outstanding at March 31, 2003, along with a debt of $67,000 evidenced by a promissory note due on March 31, 2004, with interest at the rate of 5% per annum payable quarterly in arrears starting March 31, 2003.

During the three months ended March 31, 2003, the Company`s officers provided services to Resolve valued at $3,000, which were donated to Resolve.

NOTE J - STOCK AND WARRANTS ISSUANCES

On March 30, 2002, Resolve issued 3,333 shares of its common stock to Apogee Business Consultants, LLC, in connection with consulting services provided to the Company.

On March 30, 2002, Resolve issued 248,367 shares of its common stock to the holders of the 5% convertible debentures in exchange for the conversion of the $7,300 principal amount and the accrued interest to date of $151.

On February 1, 2003, Resolve issued 950,000 shares of its common stock to Pinnacle Corporate Services, LLC in exchange for a one-year agreement to provide consulting services valued at $133,000 to be provided to the Company.

On February 7, 2003, Resolve issued 275,000 shares of its common stock valued at $38,500 to Wanda D. Dearth, its Chief Executive Officer in connection with a compensation agreement for her services.

                             RESOLVE STAFFING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002

NOTE K - REGISTRATION STATEMENT

On July 27, 2002, Resolve filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933. The Company is in the process of revising the registration statement, including the number of shares and warrants being registered, and responding to the SEC`s comments. According to the registration statement, 3,656,760 shares of common stock are being registered and offered (including 111,500 shares underlying convertible debentures and 1,750,000 shares underlying the warrants). The registration statement has not yet been declared effective.

NOTE L - APPOINTMENT OF CHIEF EXECUTIVE OFFICER AND DIRECTOR

On February 7, 2003, the Board of Directors appointed Wanda D. Dearth as Chief Executive Officer and director of Resolve. Resolve entered into a letter agreement to retain Ms. Dearth as CEO for a term of three years, with automatic renewal option, and provides for no compensation until March 30, 2003.

The agreement provides for a $25,000 cash bonus payable no later than August 10, 2003, and monthly cash payments as follows:

                                                         AMOUNT
                                                     ----------------
      April 1 to May 31, 2003                                $ 5,000
      June 1 to August 31, 2003                                7,000
      Beginning September 1, 2003                             10,000

The Board agreed to issued Ms. Dearth a total of 275,000 shares of the Company`s $.0001 par value common stock from the Incentive Plan as part of the compensation package. Ms. Dearth will be issued 100,000 shares of common stock, with unconditional piggyback registration rights, with the remaining 175,000 shares being held in escrow and will vest over the employment term as follows:

                                                          SHARES
                                                      ----------------
      May 10, 2003                                             30,000
      August 10, 2003                                          45,000
      November 10, 2003                                        50,000
      February 10, 2004                                        50,000

Ms. Dearth and Resolve have agreed that the value of the shares is $.14 per share, and is commensurate with the value of the services to be provided by Ms. Dearth. The agreement also provides for the payment of $25,000 if Ms. Dearth is terminated in the first 90 days. The Board agreed to proceed with the development of an Employment Agreement embodying the above.

NOTE L - ISSUANCE OF COMMON STOCK FOR CONSULTING SERVICES

On February 1, 2003, the Board of Directors approved a one-year agreement with Pinnacle Corporate Services, LLC ("Pinnacle") to provide Resolve with the following services: review and analyze Resolve`s formal and informal product marketing, assistance and/or preparation of financial, strategic and business plans, assist and advise Resolve on recruiting key management talent and members of the board of directors, and provide advise and consult with Resolve concerning management, products and services. According to the agreement, Resolve agreed to issue Pinnacle a total of 950,000 shares of the Company`s $.0001 par value common stock as part of the compensation package. Resolve agreed to prepare and file a registration statement on or before May 31, 2003 and register the shares issued to Pinnacle. Cristino L. Perez approved the agreement. The other Board members, Don Quarterman and William A. Brown, abstained from the vote, due to a conflict of interest.

                             RESOLVE STAFFING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002

NOTE M - ISSUANCE OF COMMON STOCK FOR CONSULTING SERVICES (CONTINUED)

According to the agreement, Resolve issued Pinnacle 100,000 shares of common stock upon signing of the agreement on February 1, 2003 with the remaining 850,000 shares being held in escrow and will vest over the term of the agreement as follows: 100,000 shares on March 1, 2003; 100,000 shares on April 1, June 1, August 1, September 1, and November 1, 2003 and 250,000 shares on February 1, 2004. Pinnacle and Resolve have agreed that the value of the shares is $.14 per share, and is commensurate with the value of the services to be provided by Pinnacle.

NOTE N - SUBSEQUENT EVENTS

On May 14, 2003, Resolve secured a $50,000 line of credit from Mercantile Bank, payable on demand, with interest at the rate of 3% above the Mercantile Bank`s prime rate (their current rate is 4.25%) per annum payable monthly. The line of credit is secured by a security interest in all of the assets of the Company and is personally guaranteed by William A. Brown, the Company`s executive vice-president. As of May 15, 2003, Resolve has not drawn down on the line of credit, therefore, the full $50,000 remains available.

==========================================================================

                                3,656,760 Shares


                             Resolve Staffing, Inc.

                                  Common Stock


                            ________________________


                               P R O S P E C T U S

                              _________, 2003


                            ________________________


===========================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest permitted by Nevada law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Nevada law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

     The Company has also agreed to indemnify each director and executive officer pursuant to an Indemnification Agreement with each such director and executive officer from and against any and all expenses, losses, claims, damages and liability incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company. The obligations of the Company for indemnification is limited to the extent provided in the Nevada Corporation Act and is also limited in situations where, among others, the indemnitee is deliberately dishonest, gains any profit or advantage to which he is not legally entitled or is otherwise indemnified.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



Item 25.  Other Expenses of Issuance and Distribution


     The following table sets forth the estimated expenses payable by the Company in connection with the sale and distribution of the securities being registered.

                    SEC  Registration  Fee                   $     74.55
                    Printing  and  Duplicating  Expenses     $  5,000.00
                    Legal  Fees  and  Expenses               $ 24,000.00
                    Accounting  Fees  and  Expenses          $  5,000.00
                    Transfer  Agent  and  Registrar  Fees    $  2,500.00
                    Miscellaneous                            $  3,425.45


                           Total............................ $40,000.00*
_______
*Estimated

Item 26.  Recent Sales of Unregistered Securities

     Please see pages 10 to 11 of the Prospectus under the caption "Recent Sales of Unregistered Securities. "

Item 27.  Exhibits, Financial Statement Schedules and Reports on Form 8-K

     (a)  Exhibits

         2.1               Stock Purchase Agreement between M. Richard Cutler, Vi Bui and
                           Premier Ventures, Inc. dated as of September 24, 2001 (1)

         2.2               Stock Purchase Agreement between Premier Ventures, Inc. and
                           Work Holdings, LLC dated as of September 27, 2001 (1)

         2.3               Securities Exchange Agreement dated November 23, 2001 between
                           Columbialum, Ltd. and the shareholders of Integra Staffing, Inc. (2)

         3.1               Articles of Incorporation of the Company (3)

         3.2               Bylaws of the Company (3)

         3.3               Amendment to Articles of Incorporation dated January 15, 2002, filed
                              January 22, 2002 (4)

         3.4               Amendment to Articles of Incorporation  filed May 29, 2002 (5)

         4.1               Form of 5% Convertible Subordinated Debenture due December 31, 2002 (5)

         4.2               Form of 6% Convertible Subordinated Debenture due June 30, 2003 (5)

         4.3               Form of 18% Convertible Note due October 1, 2002 (5)

         4.4               Form of $.15 warrant expiring June 30, 2007 (6)

         5                 Opinion of Sichenzia Ross Friedman Ference LLP (*)

         10.1              Lease dated August 23, 1999 between Fletcher Associates, Inc. and
                           Integra Staffing, Inc. (5)

         10.2              Consulting Agreement dated October 1, 2001 between the Company and
                           Apogee Business Consultants, Inc. (5)

         10.3              The Company`s 2001 Equity Incentive Plan (5)

         10.4              Amendment to the 2001 Equity Incentive Plan (6)

         10.5              Form of Registration Rights Agreement (6)

         10.6              Lease dated June 19, 2002 between the Company and Tampa Associates (6)

         10.7              Lock-up and Registration Agreement with R. Gale Porter, dated November 22, 2002 (7)

         10.8              Note Extension of Barbara Green dated February 3, 2003 (8)

         10.9              Employment Agreement Letter between the Company and Wanda Dearth dated February 7, 2003. (8)

         10.10             Promissory Note with William A. Brown (8)

         10.11            Revolving line of credit agreement between the Company and Mercantile Bank (*)

         10.12            Note Extension of Barbara Green dated [  ], 2003 (*)

         10.13            Consulting Agreement between the Company and Premier Ventures, Inc.(*)

         16.1              Letter dated March 5, 2002, from Haskell & White LLP,
                           Certified Public Accountants to the Registrant
                           regarding change of certifying accountant.
                           (4)

         16.2              Letter dated March 5, 2002, from Haskell & White LLP,
                           Certified Public Accountants regarding agreement with comments in Form 8-K (4)

         21                List of Subsidiaries - Integra Staffing, Inc. (Florida) 100% (7)

         23.1              Opinion of Sichenzia Ross Friedman Ference LLP (to be included as part of Exhibit 5)

         23.2              Consent of independent Certified Public Accountant

         24                Power of Attorney (included in the signature page)

_____
(*) To be filed by amendment


(1) Incorporated by reference to the exhibits filed with the Company`s Current Report on Form 8-K dated September 27, 2001.
(2) Incorporated by reference to the exhibits filed with the Company`s Current Report on Form 8-K dated December 12, 2001.
(3) Incorporated by reference to the exhibits filed with the corresponding exhibits numbers filed with the Company`s Form 10-SB Registration Statement field February 14, 2000.
(4) Incorporated by reference to the exhibits filed with the Company`s Current Report on Form 8-K dated March 1, 2002.
(5) Incorporated by reference to the exhibits filed with the Company`s Report on Form 10-KSB for year ended December 31, 2001.
(6) Filed with the initial filing of the Registration Statement on Form SB-2 on July 29, 2002.
(7)  Filed with Amendment No. 1 to this Registration Statement on December
     23, 2002.
(8) Filed as an exhibit to the Company`s Form 10-KSB for the year ended December 31, 2002 and filed with the Commission


Item 28. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.


(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(5) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida.

RESOLVE STAFFING, INC.

/s/     Wanda D. Dearth                         May 22, 2003
-------------------------------
Wanda D. Dearth, (Principal
Executive Officer)


/s/ Cristino L. Perez                           May 22, 2003
---------------------------------
Cristino L. Perez, Treasurer, Secretary,
Chief Financial Officer  (Principal
Financial and Accounting Officer)


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald E. Quarterman, Jr., his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person`s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any Registration Statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May [ ], 2003.

Signatures                                                   Date


/s/ Wanda D. Dearth                                    May 22, 2003
-----------------------------------------
Wanda D. Dearth, CEO and Director

/s/ Cristino L. Perez                                  May 22, 2003
-----------------------------------------
Cristino L. Perez, Treasurer, Secretary,
Chief Financial Officer  (Principal
Financial and Accounting Officer)

/s/ Donald E. Quarterman, Jr.                          May 22, 2003
-----------------------------------------
Donald E. Quarterman, Jr.,  President,
 and Director

/s/ William A. Brown                                   May 22, 2003
-----------------------------------------
William A. Brown, Director

                                                                    Exhibit 23.2




                   (Letterhead of Timothy M. Griffiths, C.P.A)







Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:     Resolve  Staffing,  Inc.
        Form  SB-2/A

Gentlemen:

I hereby consent to the incorporation of my report as independent auditor accompanying the audited consolidated financial statements of Resolve Staffing, Inc., (formerly Columbialum Staffing, Inc.) as of December 31, 2002 and 2001, and for the years then ended, issued in connection with Resolve Staffing, Inc.`s filing of its amended registration statement, being filed under the Securities Act of 1933, under cover of Form SB-2/A. I also consent to the use of our name under the heading "Experts" in the registration statement.


Very  truly  yours,


/S/  Timothy  M.  Griffiths,  C.P.A.

Timothy  M.  Griffiths,  C.  P.A.
Tampa,  Florida
May 22,  2003